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                 ORANGE COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY
                                    (Issuer)

                                       to


              SunTrust Bank, Central Florida, National Association
                                   as Trustee
                                    (Trustee)



                                 TRUST INDENTURE



                         Dated as of September 24, 1997


                                    Securing
                                   $2,500,000
                 Orange County Industrial Development Authority,
                      Industrial Development Revenue Bonds
                          (ELXSI Project), Series 1997


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                                TABLE OF CONTENTS
                                                                            Page

ARTICLE I      DEFINITIONS.....................................................5

     Section 101.  Definitions.................................................5
     Section 102.  Rules of Construction.......................................9

ARTICLE II     FORM, EXECUTION AND DELIVERY OF THE BONDS......................10

     Section 201.  Limitation on Issuance of Bonds............................10
     Section 202.  Form of the Bonds..........................................10
     Section 203.  Details of Bonds; Execution and Payment....................10
     Section 204.  Authentication of Bonds....................................11
     Section 205.  Exchange of Bonds..........................................11
     Section 206.  Transfer of Bonds..........................................11
     Section 207.  Ownership of Bonds.........................................12
     Section 208.  Authorization of Bonds.....................................12
     Section 209.  Replacement of Mutilated, Destroyed, Lost or Stolen Bonds..15
     Section 210.  Initial Rate; Adjustment of Rate...........................15
     Section 211.  Taxable Rate...............................................15
     Section 212.  Authorized Representative..................................16
     Section 213.  Increased Costs............................................17
     Section 214.  Continuation and Conversion Elections......................17
     Section 215.  Funding....................................................18
     Section 216.  Eurodollar Rate Lending Unlawful...........................18
     Section 217.  Eurodollar Deposits Unavailable............................19
     Section 218.  Increased Eurodollar Rate Bond Costs, etc..................19
     Section 219.  Funding Losses.............................................19
     Section 220.  Bondholder to Calculate and Invoice Payments...............20

ARTICLE III    REDEMPTION OF BONDS............................................21

     Section 301.  Redemption of Bonds........................................21
     Section 302.  Notice of Redemption.......................................22
     Section 303.  Effect of Calling for Redemption...........................22

ARTICLE IV     PROJECT FUND...................................................23

     Section 401.  Creation of and Deposits to the Project Fund...............23
     Section 402.  Payments from the Project Fund.............................23
     Section 403.  Trustee May Rely on Requisitions...........................23
     Section 404.  Completion Date............................................24

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

     Section 405.  Transfer to the Bond Fund..................................24
     Section 406.  Trustee's Records..........................................24

ARTICLE V      BOND FUND......................................................25

     Section 501.  Creation of and Deposits to the Bond Fund..................25
     Section 502.  Use of Moneys in the Bond Fund.............................25
     Section 503.  Moneys Withdrawn from the Bond Fund or Received from Other Sources......................................25
     Section 504.  Non-Presentment of Bonds; Escheat..........................26
     Section 505.  Cancellation of any Bond Upon Payment......................26

ARTICLE VI     DEPOSITARIES OF MONEYS, SECURITY FOR DEPOSITS
               AND INVESTMENT OF FUNDS........................................27

     Section 601.  Security for Deposits......................................27
     Section 602.  Investment of Moneys.......................................27

ARTICLE VII  PARTICULAR COVENANTS AND PROVISIONS..............................28

     Section 701.  Covenant to Pay Bonds; Bonds Limited
                      Obligations of the Issuer...............................28
     Section 702.  Covenants to Perform Obligations under this Indenture......28
     Section 703.  Covenant to Perform Obligations under the Loan Agreement...29
     Section 704.  Trustee May Enforce Issuer's Rights Under Loan Agreement...29
     Section 705.  Covenant Against Arbitrage.................................29
     Section 706.  Inspection of Bond Registration Books......................30

ARTICLE VIII  DEFAULTS AND REMEDIES...........................................31

     Section 801.  Defaults...................................................31
     Section 802.  Acceleration...............................................31
     Section 803.  Trustee May Bring Suit.....................................31
     Section 804.  Trustee May File Claim in Bankruptcy.......................32
     Section 805.  Pro Rata Application of Funds..............................33
     Section 806.  Effect of Discontinuance of Proceedings....................34
     Section 807.  Holder of Bond May Control Proceedings.....................35
     Section 808.  Restrictions Upon Actions by Bondholder....................35
     Section 809.  Receiver...................................................35
     Section 810.  Actions by Trustee.........................................35
     Section 811.  No Remedy Exclusive........................................35
     Section 812.  No Delay or Omission Construed to be a Waiver..............36
     Section 813.  Waiver of Defaults.........................................36
     Section 814.  Remedies Herein Additional to Remedies in Other Agreements.36

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ARTICLE IX     CONCERNING THE TRUSTEE.........................................37

     Section 901.  Acceptance of Trusts.......................................37
     Section 902.  Trustee to Give Notice.....................................38
     Section 903.  Trustee Entitled to Indemnity..............................38
     Section 904.  Trustee Not Responsible for Insurance, Taxes, Execution
                      of Indenture, Acts of the Issuer or Application of
                      Moneys Applied in Accordance with this Indenture........38
     Section 905.  Compensation...............................................39
     Section 906.  Trustee to Preserve Records................................39
     Section 907.  Trustee May be Bondholder..................................39
     Section 908.  Trustee Not Responsible for Recitals.......................39
     Section 909.  No Trustee Responsibility for Recording or Filing..........39
     Section 910.  Trustee May Rely on Certificates...........................40
     Section 911.  Qualification of the Trustee...............................40
     Section 912.  Resignation and Removal of Trustee.........................40
     Section 913.  Successor Trustee..........................................41
     Section 914.  Co-Trustee.................................................42

ARTICLE X      EXECUTION OF INSTRUMENTS BY BONDHOLDERS
               AND PROOF OF OWNERSHIP OF BONDS................................43

     Section 1001.  Execution of Instruments by Bondholders and
                      Proof of Ownership of Bonds.............................43
     Section 1002.  Preservation of Information...............................43

ARTICLE XI     SUPPLEMENTS AND AMENDMENTS TO INDENTURE........................44

     Section 1101.  Supplements and Amendments Not Requiring Bondholder
                      Consent.................................................44
     Section 1102.  Supplements and Amendments Requiring Bondholder Consent...44
     Section 1103.  Supplements and Amendments Deemed Part of Indenture.......45
     Section 1104.  Discretion of Trustee in Entering into Supplements and Amendments.........................................45
     Section 1105.  Consent of Borrower Required..............................46

ARTICLE XII  SUPPLEMENTS AND AMENDMENTS TO THE LOAN AGREEMENT
             THE MORTGAGE, THE SECURITY AGREEMENT, AND THE
             ENVIRONMENTAL AGREEMENT..........................................47

     Section 1201.  Supplements and Amendments Requiring Bondholder Consent...47
     Section 1202.  Amendments to Financial Covenants.........................47

ARTICLE XIII  PAYMENT.........................................................48

ARTICLE XIV  MISCELLANEOUS PROVISIONS.........................................49

     Section 1401.  Covenants of Issuer to Bind its Successors................49
     Section 1402.  Notices...................................................49
     Section 1403.  Trustee as Paying Agent and Bond Registrar................50

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     Section 1404.  Rights Under Indenture....................................50
     Section 1405.  Form of Certificates and Opinions.........................50
     Section 1406.  Severability..............................................50
     Section 1407.  Covenants of Issuer Not Covenants of
                       Officials Individually.................................50
     Section 1408.  Florida Law Governs.......................................51
     Section 1410.  Execution in Counterparts.................................51

EXHIBIT A - FORM OF BOND
EXHIBIT B - REQUISITION  AND  CERTIFICATE
EXHIBIT C - DESCRIPTION  OF REAL PROPERTY
EXHIBIT D - FORM OF INVESTOR  LETTER
EXHIBIT E - BOND COUNSEL OPINION LETTER






                                       iv
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                                 TRUST INDENTURE

     THIS TRUST INDENTURE, dated as of September 24, 1997 (the "Indenture"), between ORANGE COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY, a public body corporate and politic and a public instrumentality duly created and existing under and by virtue of the laws of the State of Florida (the "Issuer") and SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION, a national banking association, as Trustee (in its capacity as trustee to be hereinafter referred to as the "Trustee");

                              W I T N E S S E T H:

     WHEREAS, the Issuer intends to (a) issue and sell to Bank of America National Trust and Savings Association, with a banking office in Chicago, Illinois (in its capacity as the initial purchaser of the Issuer's bonds and together with any future holders of bonds, hereinafter referred to as the "Bondholder" or "Bondholders"), its industrial development revenue bond or bonds in the aggregate principal amount of $2,500,000.00 (the "Bond" or "Bonds") and use the proceeds thereof to make a loan to ELXSI, a California corporation (the "Borrower") to finance the cost of the acquisition and installation (collectively, "Acquisition") of the "Project" as further defined in the Loan Agreement referred to below), such Project to be used by the Borrower, for the primary purpose of manufacturing video inspection and rehabilitation equipment for wastewater and drainage systems, pursuant to the terms and conditions contained herein; (b) provide for the Acquisition of the Project pursuant to a Loan Agreement of even date herewith (the "Loan Agreement") between the Issuer and the Borrower whereby the Issuer will loan to the Borrower the proceeds of the sale of the Bonds; and (c) secure the repayment of the Bonds by (i) the assignment contained herein from the Issuer to the Trustee for the Bondholders, pursuant to which the Issuer assigns to the Trustee for the benefit of the Bondholders certain of its rights under the Loan Agreement, endorses without recourse to the order of, and pledges and assigns to, the Trustee for the Bondholders, the promissory note issued by the Borrower pursuant to the Loan Agreement (the "Note"), assigns to the Trustee for the benefit of the Bondholders, the Mortgage and Security Agreement of even date herewith from the Borrower to the Issuer (the "Mortgage") upon the Mortgaged Property (as defined in the Loan Agreement), pursuant to which the Borrower has conveyed to the Issuer, inter alia, a first lien upon the Mortgaged Property and all additions, modifications and improvements thereto, assigns to the Trustee for the benefit of the Bondholders the Security Agreement of even date herewith between the Borrower and the Issuer (the "Security Agreement"), pursuant to which the Borrower has granted to the Issuer a security interest in certain collateral of the Borrower, and assigns to the Trustee for the benefit of the Bondholders the Environmental Indemnification Agreement of even date herewith from the Borrower to the Issuer (the "Environmental Agreement"); and (ii) a Guaranty Agreement of even date herewith from ELXSI Corporation (the "Guarantor") to the Bondholder pursuant to which the Guarantor guarantees prompt payment of the Bonds; and

     WHEREAS, the Trustee has accepted the trusts created by this Indenture and in evidence thereof has joined in the execution hereof:

     NOW, THEREFORE, in consideration of the premises, of the acceptance by the Trustee of the trusts hereby created, and of the purchase and acceptance of the Bonds by the Bondholders, and also for and in consideration of the sum of One Dollar to the Issuer in hand paid by the Trustee at or before the execution and delivery of this Indenture, the receipt of which is hereby acknowledged, and for the purpose of fixing and declaring the terms and conditions upon which the Bonds are to be issued, delivered, secured and accepted by the Bondholders and any and all other Persons who shall from time to time be or become holders thereof, and in order to secure the payment of the Bonds at any time issued and outstanding hereunder and the interest thereon according to their tenor, purport and effect, and in order to secure the performance and observance of all the covenants, agreements and conditions therein and herein contained;

     THE ISSUER DOES HEREBY PLEDGE AND ASSIGN and grant a security interest in and unto the Trustee and its successors and assigns for the benefit of the holders of the Bonds of all right, title and interest of the Issuer presently owned or hereafter acquired in and to the following (collectively, the "Trust Estate"):

     (b) The Loan Agreement (as the same may from time to time be supplemented or amended), including, but not limited to, all payments of principal and interest due and to become due under the Note and the Loan Agreement whether made at their respective due dates or as prepayments permitted or required by the Loan Agreement, together with full power and authority, in the name of the Issuer or otherwise, to demand, receive, enforce, collect or receipt for any or all of the foregoing, to endorse or execute any checks or other instruments or orders, to file any claims and to take any action which the Trustee may deem necessary or advisable in connection therewith, and the Issuer hereby irrevocably appoints the Trustee attorney-in-fact of the Issuer for such purposes, which appointment is coupled with an interest and is irrevocable; provided, however, that the Issuer shall continue to have all rights, together with the Trustee, contained in the following sections of the Loan Agreement:

          (i) Section 7.1 (pertaining to the Issuer's right of access to the Plant and certain records);

          (ii) Section 7.4 (pertaining to the Issuer's right to receive certain information);

          (iii) Section 7.5 (pertaining to the Issuer's right to receive payment for certain costs and expenses);

          (iv) Section 7.6 (pertaining to the Issuer's right to certain payments);

          (v) Section 7.8 (pertaining to the Issuer's right to release and indemnification);

          (vi) Section 7.12 (pertaining to the Issuer's right to receive certain information);

          (vii) Section 8.1 (pertaining to the Issuer's right to consent or withhold consent to assignment of rights of the Borrower under the Loan Agreement or lease or sale of the Plant); (viii) Sections 9.2 and 9.5 (pertaining to the Issuer's right to reimbursement of expenses incurred upon a default);

          (ix) Sections 10.1(b), 10.2(a) and 10.3 (pertaining to the Issuer's right to notice of prepayments and rights upon a Determination of Taxability or a Cessation of Operation);

          (x) Section 11.5 (pertaining to the Issuer's right to receive notices); and

          (xi) Sections 11.12 and 11.13 (pertaining to the limitations on the liability of the Issuer).

     (c) The Note of even date herewith of the Borrower to the Issuer in the maximum principal amount of $2,500,000.00 evidencing the Borrower's obligation to repay the loan made by the Issuer to the Borrower pursuant to the Loan Agreement, together with interest thereon and other amounts with respect thereto, as provided for in the Loan Agreement, the Issuer having on this date endorsed, pledged and assigned the Note without recourse to the order of and delivered the same to the Trustee as security for the obligations of the Issuer to the Trustee hereinafter referred to;

     (d) The Mortgage covering the Mortgaged Property (as defined in and more particularly described in the Mortgage);

     (e) The Security Agreement covering the Collateral (as defined in and more particularly described in the Security Agreement);

     (f) The Environmental Agreement (as defined in and more particularly described in the Loan Agreement);

     (g) All money or securities (and any investment earnings thereon) at any time on deposit in, in transit to or credit to any account or fund created hereunder, including without limitation, the Project Fund and the Bond Fund; and

     (h) Any and all other real or personal property and rights of every kind and nature heretofore or from time to time hereafter, by delivery or by writing of any kind, granted, bargained, sold, conveyed, assigned, transferred, pledged or mortgaged to the Issuer, as and for additional security hereunder, by the Borrower or by anyone on behalf of, or with the written consent of, the Borrower;

and it is so mutually agreed and covenanted by and between the parties hereto for the equal and proportionate benefit and security of the Bondholders without preference, priority or distinction as to lien or otherwise, except as hereinafter provided, of any one Bond over any other Bond, by reason of priority in the issue, sale or negotiation thereof or otherwise, for the benefit of the Bondholders and as security for the fulfillment of the obligations of the Issuer hereunder;

     TO HAVE AND TO HOLD the same forever, subject, however, to the exceptions, reservations and matters therein and herein recited but IN TRUST, nevertheless, for the benefit and security of the holders from time to time of the Bonds delivered hereunder and issued by the Issuer and outstanding;

     PROVIDED, HOWEVER, that if, after the right, title and interest of the Trustee in and to the Trust Estate pledged and assigned to it under this Indenture shall have ceased, terminated and become void in accordance with
Article XIII hereof, the principal of, premium, if any, and interest on the Bonds and any other obligations arising hereunder shall have been paid to the Bondholders and the Trustee, and all sums of money due or to become due to the Issuer under the provisions of the Loan Agreement, the Note, the Mortgage, the Security Agreement, the Environmental Agreement, or any other instrument or agreement executed or delivered in connection therewith (or to the Trustee as assignee thereof) then, except as provided herein with respect to a Determination of Taxability, this Indenture and all covenants, agreements and other obligations of the Issuer hereunder shall cease, terminate and be void, and thereupon the Trustee shall cancel and discharge this Indenture and execute and deliver to the Issuer and the Borrower such instruments in writing as shall be required to evidence the discharge hereof; otherwise, this Indenture shall be and remain in full force and effect.

     THIS INDENTURE FURTHER WITNESSETH, and it is expressly declared, that the Bonds issued and secured hereunder are to be issued and delivered and the Trust Estate and other revenues and funds herein pledged and assigned are to be dealt with and disposed of under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes as hereinafter expressed, and the Issuer has agreed and covenanted, and does hereby agree and covenant, with the Trustee and with the holder and owner of said Bonds, as follows, that is to say:

                                    ARTICLE I

                                   DEFINITIONS

     Section 101. Definitions. All words and terms defined in Article I of the Loan Agreement shall have the same meanings in this Indenture, unless otherwise specifically defined herein. In addition, the following words and terms as used in this Indenture shall have the following meanings unless some other meaning is plainly intended:

     "Bond Counsel" shall mean Akerman, Senterfitt & Eidson, P.A., or any other firm of attorneys of nationally recognized standing in matters pertaining to the tax-exempt nature of interest on bonds issued by states and their political subdivisions and acceptable to the Bondholder and the Issuer.

     "Bondholder" or "Holder" shall mean the Registered Owner.

     "Bond Registrar" shall mean the Bond Registrar as designated in Section 206 of this Indenture.

     "Bond Registration Books" shall have the meaning provided in Section 206 of this Indenture.

     "Business Day" means:

          (i) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in Chicago, Illinois, or Orlando, Florida; and

          (ii) (a) relative to the date of continuing any Bonds as, or converting the Bonds from or into, Eurodollar Rate Bonds,

                (b) making any payment or prepayment of principal of or payment of interest on any portion of the principal amount of any Bonds being maintained as Eurodollar Rate Bonds, or

                (c) Borrower's giving any notice (or the number of Business Days to elapse prior to the effectiveness thereof) in connection with any matter referred to in clause(ii)(a) or (ii)(b) above, any day on which dealings in Dollars are carried on in the interbank Eurodollar market of the Bondholder's Eurodollar Office.

     "Compensatory Amount" shall have the meaning ascribed thereto in Section 213 hereof.

     "Eurodollar Office" means the office of the Bondholder designated as such from time to time by notice from the Bondholder to Borrower, whether or not outside the United States of America.

     "Eurodollar Rate" means, relative to the Interest Period for Eurodollar Rate Bonds, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 0.0625%) of the rates per annum at which Dollar deposits in immediately available funds are offered to the Bondholder's Eurodollar Office in the interbank eurodollar market as at or about 10:00 a.m., Chicago time, two Business Days prior to the beginning of such Interest Period, for delivery on the first day of such Interest Period, in an amount approximately equal or comparable to the principal amount of the Bonds and for a period equal to such Interest Period. The Eurodollar Rate shall be computed on the basis of a 360-day year for the actual number of days elapsed.

     "Eurodollar Rate (Adjusted)" means, relative to Bonds to be continued, or maintained as, or converted into, Eurodollar Rate Bonds for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 0.0625%) determined pursuant to the following formula:

                  Eurodollar Rate       =        Eurodollar Rate
                  (Adjusted)                   1 - the Eurodollar
                                               Reserve Percentage.

     "Eurodollar Rate Bonds" means Bonds bearing interest, at all times during the Interest Period applicable to such Bonds, at a rate of interest determined by reference to the Eurodollar Rate (Adjusted).

     "Eurodollar Reserve Percentage" means, relative to each Interest Period, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentages in effect on each day of such Interest Period, as prescribed by the Federal Reserve Board, for determining the maximum reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D or any other applicable regulation of the Federal Reserve Board which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as currently defined in Regulation D.

     "Excluded Taxes" means taxes imposed on the net income of Bondholder or imposed on Bondholder by reason of Bondholder being engaged in a trade or business in the United States of America or having a fixed place of business therein.

     "Interest Period" means, relative to Eurodollar Rate Bonds, the period from the date on which such Eurodollar Rate Bonds are continued as, or converted into, a Eurodollar Rate Bond pursuant to Section 214, and, unless the maturity of such Eurodollar Rate Bond is accelerated, the day which numerically corresponds to such date one, two or three months thereafter, as Borrower may select in its relevant notice pursuant to Section 214; provided that:

     (a) if there exists no numerically corresponding day in such month, such Interest Period shall end on the last Business Day of such month;

     (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is a Business Day falling in a new calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

     (c) Borrower shall not be permitted to select, and there shall not be applicable, any Interest Period that would end later than the date all principal of the Bonds is due.

     "Investment Obligations" means any one or more of the following investments, if and to the extent the same are then legal investments under the applicable laws of the State of Florida for moneys proposed to be invested therein: (i) direct and general obligations of the United States of America or obligations for which the United States of America has unconditionally guaranteed or assumed the obligation of the payment of the principal and interest thereon; (ii) obligations of the Federal Land Bank, Federal Home Loan Banks, Federal National Mortgage Association, Federal Intermediate Credit Corporation, Federal Banks for Cooperatives, and direct and general obligations of any agencies of the United States of America not included in the foregoing listing; (iii) direct and general full faith and credit obligations of the State of Florida; (iv) direct and general full faith and credit obligations of any political unit in the State of Florida; (v) obligations of banks or savings and loan associations to the extent that the same are insured by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation, respectively; (vi) certificates of deposit or repurchase agreements of any bank or trust company (including the Trustee) if such certificates or agreements are collaterally secured by investments, of the type described in clauses (i), (ii) or (iii) above held by another bank or trust company as escrow agent or custodian, of a market value not less than the amount, including interest, of the certificates so secured; (vii) certificates of deposit or other obligations of banks or trust companies (including the Trustee) organized under the laws of the United States of America or any state thereof, to the extent such certificates or other obligations are insured by an agency of the United States of America; (viii) funds and interests in funds the assets of which consist solely of obligations of the type described in clauses (i) and (ii) above, which funds shall have assets in excess of $500,000,000; and (ix) any other investment authorized in writing by the Bondholder.

     "Majority Bondholders" means the Registered Owners of a majority of the aggregate outstanding principal amount of the Bonds.

     "Outstanding" means the Bond or Bonds which have been authenticated and delivered by the Trustee under this Indenture, except:

          (i) Bonds which have been paid or redeemed or delivered to or acquired by the Trustee for cancellation;

          (ii) Bonds which have been deemed to have been paid in accordance with
     Article XIII hereof; and

          (iii) Bonds in lieu of which another Bond has been authenticated and delivered under this Indenture;

provided, however, that in determining whether the Registered Owners of the requisite principal amount of outstanding Bonds have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Bonds owned by the Issuer or the Borrower or any other obligor (including a guarantor) upon the Bonds or the Loan Agreement or any Subsidiary or other Affiliate (as defined in the Loan Agreement) of the Borrower or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the
Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Bonds which the Trustee knows to be so owned shall be so disregarded. Bonds so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Bonds and that the pledgee is not the Issuer or the Borrower or any other obligor upon the Bonds or the Loan Agreement or any Subsidiary or other Affiliate of the Borrower or such other obligor.

     "Principal Office" of the Trustee or Bond Registrar means the office at which, at the time in question, its corporate trust business is principally conducted.

     "Reference Rate" means, at any time and from time to time, the rate per annum then most recently announced by the Bondholder at its head office as its reference rate. The Reference Rate is not necessarily intended to be the lowest rate of interest determined by the Bondholder in connection with extensions of credit. Changes in the rate of interest on Reference Rate Bonds shall take effect simultaneously with each change in the Reference Rate. The Bondholder shall give notice promptly to Borrower of changes in the Reference Rate. The Reference Rate shall be computed on the basis of a 365-day year for the actual number of days elapsed.

     "Reference Rate Bond" means a Bond bearing interest at a fluctuating rate determined by reference to the Reference Rate.

     "Registered Owner" shall mean the person or persons in whose name the Bond or Bonds are registered on the books kept by the Bond Registrar for such purpose under Section 206 of this Indenture.

     "Regulatory Change" means, relative to the Bondholder:

          (a) any change after the date of issuance of the Bonds in (or the adoption, implementation, phase-in or commencement of effectiveness of) any applicable law, guideline or request (whether or not having the force of law); or

          (b) any change after the date of issuance of the Bonds in the application to the Bondholder of any applicable law, guideline or request (whether or not having the force of law), including a determination by the Bondholder to apply the requirements of changes to Regulations H and Y of the Federal Reserve Board issued on January 19, 1989 and the regulations of the Comptroller of the Currency, 12 C.F.R. Part 3, Appendix A, issued on January

27, 1989 to the Bonds.

     "Requisite Bondholders" shall mean the holders of more than sixty-six and two-thirds percent (66-2/3%) of the aggregate outstanding principal amount of the Bonds.

     "Responsible Officer" when used with respect to the Trustee shall mean the chairman or vice-chairman of the Board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller, any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers of banking institutions with trust powers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Taxable  Rate"  shall mean that rate of interest  established  pursuant to
Section 211 hereof.

     "Tax-Exempt Rate" shall mean 0.632687% of the Taxable Rate, plus .0083.

     Section 102. Rules Rules of Construction.

     (a) Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders. Unless the context shall otherwise indicate, the words "Bonds," "owner," "holder," "Bondholder," "Bondholder of Record" and "person" shall include the plural as well as the singular number.

     (b) Words importing the redemption or calling for redemption of the Bonds shall not be deemed to refer to or connote payment of Bonds at their stated maturity.

     (c) The Table of Contents, captions and headings in this Indenture are for convenience only and in no way limit the scope or intent of any provision or section of this Indenture.

     (d) All references herein to particular articles or sections are references to articles or sections of this Indenture unless some other reference is indicated.

     (e) All reference herein to the Code or any particular provision or section thereof shall be deemed to refer to any successors, successor provision or section, thereof, as the case may be.

                                   ARTICLE II

                    FORM, EXECUTION AND DELIVERY OF THE BONDS

     Section 201. No Bonds may be issued under the provisions of this Indenture except in accordance with the provisions of this Article.

     Section 202. Form of the Bonds. The Bonds shall be issuable as one Bond in the original principal amount of $2,500,000 in typewritten form as registered Bonds without coupons. The Bonds shall be substantially in the form hereinabove set forth, with such appropriate variations, omissions and insertions as are permitted or required by this Indenture, and may have endorsed thereon such legends or text as may be necessary or appropriate to conform to any applicable rules and regulations of any governmental authority or any usage or requirement of law with respect thereto.

     Section 203. Details of Bonds; Execution and Payment. The Bonds shall be substantially in the form as attached hereto as Exhibit "A" with such variations as are required or permitted by this Indenture. The Bonds initially issued shall bear interest from the date thereof. Thereafter, each Bond shall bear interest from the interest payment date next preceding the date on which it is authenticated, unless authenticated on an interest payment date, in which case it shall bear interest from such interest payment date, or, unless authenticated prior to the first interest payment date, in which case it shall bear interest from its date; provided, however, that if at the time of authentication of any Bond interest on such Bond is in default, such Bond shall bear interest from the date to which it has been paid or, if no interest has been paid, from its date.

     The Bonds shall be signed by, or executed with the manual signature of, the Chairman or Vice Chairman of the Issuer, and the official seal of the Issuer shall be impressed thereon and attested by the Secretary or Assistant Secretary of the Issuer.

     In case any officer of the Issuer whose signature shall appear on the Bonds shall cease to be such officer before the delivery of the Bonds, such signature shall nevertheless be valid and sufficient for all purposes the same as if he had remained in office until such delivery, and also the Bonds may be signed by such persons as at the actual time of the execution of the Bonds shall be the proper officers to sign the Bonds although at the date of the Bonds such persons may not have been such officers.

     The principal of and redemption premium, if any, and interest on and other amounts payable under the Bonds shall be payable in any coin or currency of the United States of America which on the respective dates of payment thereof is legal tender for the payment of public and private debts. The principal of and interest on and other amounts payable under the Bonds shall be payable to the Registered Owner thereof by check or draft (or, if requested in writing by any Bondholder of a Bond in the original principal amount of not less than $100,000, in immediately available funds by wire transfer, provided the request is received at least five (5) Business Days prior to the payment date) to the Registered Owner at his address (or, in the case of a wire transfer, his account) as it appears on the Bond Registration Books of the Bond Registrar on the payment date.

     The Bonds shall not be or constitute a debt, liability or obligation of the Issuer or of the State or any political subdivision thereof, and the Issuer shall not be obligated to pay the Bonds or the interest or premium, if any, thereon except from the revenues and property pledged therefor as provided in
Section 701. Neither the faith and credit nor the taxing power of the Issuer or of the State or of any political subdivision thereof is pledged to the payment of the principal of, premium, if any, or interest on the Bonds and the holder of any such Bond shall not have any right to compel any exercise of the taxing power of the Issuer or of the State or of any political subdivision thereof to enforce such payment.

     All covenants, stipulations, obligations and agreements of the Issuer contained in the Bonds and in this Indenture shall be deemed to be covenants, stipulations, obligations and agreements of the Issuer to the full extent permitted by the Constitution and laws of the State. No such covenant, stipulation, obligation or agreement shall be deemed to be a covenant, stipulation, obligation or agreement of any present or future member of the governing body of the Issuer, or of any officer, agent or employee of the Issuer in his individual capacity, and neither any such member nor any such officer executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof. No such member and no such officer, agent or employee shall incur any personal liability in acting or proceeding, or in not acting or not proceeding, in good faith, reasonably and in accordance with terms of this Indenture.

     Section 204. Authentication of Bonds. Only such Bonds having endorsed thereon a certificate of authentication substantially in the form hereinbefore set forth, duly executed by the Trustee, shall be entitled to any benefit or security under this Indenture. No Bond shall be valid or obligatory for any purpose unless and until such certificate of authentication shall have been duly executed by the Trustee, and such certificate of the Trustee upon any such Bond shall be conclusive evidence that such Bond has been duly authenticated and delivered under this Indenture. The Trustee's certificate of authentication on any Bond shall be deemed to have been duly executed if signed by an authorized officer of the Trustee, but it shall not be necessary that the same officer sign the certificate of authentication on all of the Bonds that may be issued hereunder at any time.

     Section 205. Exchange of Bonds. The Bonds, upon surrender thereof at the principal office of the Trustee, together with an assignment duly executed by the Registered Owner or his attorney or legal representative in such form as shall be satisfactory to the Trustee, may, at the option of the Registered Owner thereof, be exchanged for an equal aggregate principal amount of Bonds of the same series and maturity, of any denomination or denominations authorized by this Indenture, and bearing interest at the same rate, and in the same form as the Bonds surrendered for exchange.

     Section 206. Transfer of Bonds. The Trustee is hereby appointed as Bond Registrar and as such shall keep books of the Issuer for the registration and for the registration of transfer of the Bonds as provided in this Indenture (the "Bond Registration Books"). The Bonds may be transferred only in whole and not in part. The transfer of the Bonds may be registered upon the Bond Registration Books only upon surrender thereof to the Bond Registrar together with an assignment duly executed by the Registered Owner or his attorney or legal representative in such form as shall be satisfactory to the Bond Registrar and an Investor Certificate in the form attached hereto as Exhibit "D". Upon any such registration of transfer the Issuer shall execute and deliver in exchange for such Bond a new Bond or Bonds registered in the name of the transferee, of any denomination or denominations authorized by this Indenture, in an aggregate principal amount equal to the principal amount of such Bond and bearing interest at the same rate.

     In all cases in which Bonds shall be exchanged or the transfer of the Bonds shall be registered hereunder, the Issuer shall execute and deliver at the earliest practicable time Bonds in accordance with the provisions of this Indenture. The Bonds surrendered in any such exchange or registration of transfer shall forthwith be cancelled by the Trustee. The Issuer or the Trustee may make a charge for every such exchange or registration of transfer of Bonds sufficient to reimburse it for any tax, fee or other governmental charge required to be paid with respect to such exchange or registration of transfer, and such charge shall be paid before any such new Bond or Bonds shall be delivered. Neither the Issuer nor the Trustee shall be required to make any registration of transfer of Bonds during the 15 days immediately preceding an interest payment date on the Bonds or, in the case of any proposed redemption of the Bonds, after any such Bond or any portion thereof has been called for redemption.

     Section 207. Ownership The person in whose name the Bonds shall be registered upon the Bond Registration Books shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of or on account of the principal of and interest on any such Bonds shall be made only to or upon the order of the Registered Owner thereof or his registered assigns. All such payment shall be valid and effectual to satisfy and discharge the liability upon such Bonds, including the interest thereon, to the extent of the sum or sums so paid.

     Section 208. Authorization of Bopnds. There shall be initially issued under and secured by this Indenture, Bonds of the Issuer, in the maximum aggregate principal amount of $2,500,000.00, represented by a single Bond, for the purpose of providing funds for paying a portion of the Cost of Acquisition of the Project. The Bonds shall be designated "Orange County Industrial Development Authority, Industrial Development Revenue Bonds (ELXSI Project), Series 1997", shall be dated the date of delivery, and the aggregate principal amount thereof shall be payable, solely from the special fund therefor more particularly described herein, in one hundred eighty (180) monthly installments each in the amount of $13,888.69, commencing on October 1, 1997, and continuing on the first day of each calendar month thereafter, with a final installment of the remaining outstanding principal amount thereof due and payable on September 1, 2012, and interest thereon shall be payable, solely from said special fund, from the date hereof, or as otherwise hereinabove provided, until the principal amount thereof and interest thereon is paid in full, at the Taxable Rate or the Tax-Exempt Rate as provided in Sections 210 and 211 hereof. The Bonds shall have such other terms and provisions as are stated in the form of Bond attached hereto.

     The Bonds shall be executed substantially in the form and manner hereinabove set forth and delivered to the Trustee for delivery to the Bondholders, but prior to or simultaneously with the delivery of the Bonds by the Trustee there shall be filed with the Trustee the following documents, certificates and opinions:

     (a) A copy, certified by the Chairman or Vice-Chairman and the Secretary or Assistant Secretary of the Issuer, of the resolution or resolutions of the Issuer authorizing the execution and delivery of the Loan Agreement, the Mortgage, the Security Agreement, the Environmental Agreement, and this Indenture, the endorsement of the Note, and the issuance of the Bonds, awarding the Bonds and directing the delivery of the Bonds to or upon the order of the purchasers therein named upon payment of the purchase price therein set forth.

     (b) A copy, certified by the Clerk or Deputy Clerk or Deputy Assistant Clerk of the County Commission, under its seal, of a resolution of the County Commission approving the issuance of the Bonds in accordance with Section 147(f) of the Code.

     (c) Executed counterparts of this Indenture, the Loan Agreement, the Mortgage, the Security Agreement, the Environmental Agreement, the Guaranty, and the Tax Compliance Certificate.

     (d) The Note, endorsed without recourse by the Issuer to the Trustee.

     (e) An opinion of Counsel for the Issuer to the effect, inter alia, that the execution and delivery of this Indenture, the Loan Agreement, the Mortgage, the Security Agreement, and the Environmental Agreement have been duly authorized by the Issuer, that each of such documents is in the form so authorized and has been duly executed by the Issuer and that, assuming proper authorization and execution of such documents by the other parties thereto, each of such documents is legal, valid, binding and enforceable in accordance with its terms, subject to the qualifications that enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and by general equitable principles.

     (f) Opinions of Counsel to the Borrower and the Guarantor to the effect, inter alia, that the execution and delivery of the Note, the Loan Agreement, the Mortgage, the Security Agreement, the Guaranty, the Environmental Agreement and the Borrower's Tax Compliance Certificate have been duly authorized by the Borrower or the Guarantor, as applicable, that each of such documents have been duly executed and delivered by the Borrower or the Guarantor, as applicable, and assuming due authorization, execution and delivery of such documents by the other parties thereto, each of such documents is legal, valid, binding and enforceable against the Borrower or the Guarantor, as applicable, in accordance with its terms, subject to the qualifications that enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and by general equitable principles.

     (g) An opinion of Counsel to the Borrower to the effect (i) that such instruments and financing statements (described in such opinion) as are necessary have been recorded and filed in the manner and places required by law with the effect that (A) the security interest under the Security Agreement has been perfected and creates in favor of the Issuer or the Trustee, as applicable, the security interest intended thereby.

     (h) An opinion of Bond Counsel to the effect that the issuance of the Bonds and the execution of this Indenture have been duly and validly authorized, that all conditions precedent to the delivery of the Bonds have been fulfilled or waived by the Issuer, the Trustee and the Bond Purchaser, that the Bonds and this Indenture are legal, valid and binding in accordance with their terms.

     (i) A title insurance policy with respect to the real property described in the Mortgage satisfactory to the Bond Purchaser (such satisfaction to be conclusively presumed by its payment of the purchase price of the Bonds).

     (j) Evidence satisfactory to the Bond Purchaser that the insurance policies required by Section 6.4 of the Loan Agreement have been obtained and are in effect (such satisfaction to be conclusively presumed by its payment of the purchase price of the Bonds).

     (k) An environmental report with respect to the real property described in the Mortgage satisfactory to the Bond Purchaser (such satisfaction to be conclusively presumed by its payment of the purchase price of the Bonds).

     (l) Such other documents, opinions, resolutions, evidences and proofs as the Bond Purchaser or Bond Counsel may reasonably request.

     When the documents mentioned in clauses (a) through (l) of this Section have been filed with the Trustee and when the Bonds shall have been executed as required by this Indenture, the Trustee shall deliver the Bonds to or upon the order of the purchaser or purchasers named in the resolution mentioned in clause
(a) of this Section but only upon payment to the Trustee for the account of the Issuer of the portion of the purchase price of the Bonds payable at Closing in accordance with the terms of the Bond Purchase Agreement. The Trustee shall be entitled to rely conclusively upon such resolution, or document approved thereby, as to the name of the purchasers and the amount of such purchase price. Simultaneously with the delivery of the Bonds, the Trustee shall deposit the proceeds of the Bonds to the credit of the Project Fund.

     Anything herein or in the Bonds to the contrary notwithstanding, the obligations of the Issuer hereunder shall be subject to the limitation that payment of interest to the holders of the Bonds shall not be required to the extent that receipt of any such payment by the holders of the Bonds would be contrary to the provisions of law applicable to any of such holders which limit the maximum rate of interest which may be charged or collected by such holders. If, from any circumstances whatsoever, fulfillment of any provisions of this Indenture or of the Bonds secured hereby or of any other agreement existing between the Issuer and the Trustee, at the time performance of such provisions shall be due, shall involve payment of interest at a rate which exceeds the highest lawful rate as so determined, then ipso facto the obligation to be fulfilled shall be reduced to such maximum rate of interest. If from any circumstances whatsoever, the holder of the Bonds secured hereby shall ever receive interest, the amount of which would exceed such maximum rate of interest, the portion thereof which would be excessive interest shall be applied to the reduction of the unpaid principal balance due under such Bonds and not to the payment of interest; provided, however, that nothing contained herein or in the Bonds shall be deemed to create a defense, contractual or otherwise, to any sums due or to become due or coming due under this Indenture, under the Bonds secured hereby or under any other agreement existing between the Issuer and the Trustee where no such defense exists at law, as for example, when no limit exists upon the rate of interest which may be charged.

     Section 209. Replacement of Mutilated, Destroyed, Lost or Stolen Bonds. In case any Bond secured hereby shall become mutilated or be destroyed, lost, or stolen, the Issuer shall cause to be executed, and the Trustee shall deliver, a new Bond of like tenor, and upon the cancellation of the mutilated Bond or in lieu of and in substitution for the Bond destroyed, lost or stolen, upon the holder's paying the reasonable expenses and charges of the Issuer and the Trustee in connection therewith and, in the case of the Bond being destroyed, lost or stolen, its filing with the Trustee evidence satisfactory to the Trustee and to the Issuer that the Bond was destroyed, lost or stolen, and of its ownership thereof, and its furnishing to the Issuer, the Borrower and the Trustee indemnity satisfactory to each of them; provided, that if such holder shall be a recognized financial institution, the agreement of such institution to indemnify the Issuer and the Trustee, in a form satisfactory to them, shall constitute satisfactory indemnity under this Section.

     Section 2.10. Initial Rate; Adjustment of Rate. The Bonds shall initially bear interest at the Taxable Rate. At the option of the Borrower, the interest rate on the Bonds shall be adjusted to the Tax-Exempt Rate. In order to exercise such option, the Borrower shall deliver written notice to the Bondholder stating that the Borrower is exercising its option to adjust the interest rate on the Bonds to the Tax-Exempt Rate, which notice shall state that the Borrower has been notified by Bond Counsel that all legal pre-conditions to adjustment of the interest rate (other than notice and filings that will take place on the adjustment date) have been satisfied, and stating the adjustment date, which date shall be no sooner than the latter of (i) five (5) Business Days from the receipt by the Bondholder of the notice, or (ii) if the Bonds are Eurodollar Rate Bonds, the last day of the Interest Period applicable to the Bonds. On the adjustment date, the Borrower shall cause to be delivered to the Bondholder an opinion of Bond Counsel in substantially the form as attached hereto as Exhibit "E". If the Borrower fails to deliver such opinion, the Bonds shall continue to bear interest at the Taxable Rate.

     Section 211. Taxable Rate.

         (a) While the Bonds bear interest at the Taxable Rate, interest shall accrue on the outstanding principal amount of the Bonds at a rate per annum which shall be either based upon the Reference Rate or based upon the Eurodollar Rate. The Bonds, while the interest rate thereon is based upon the Reference Rate, shall be referred to hereinafter as "Reference Rate Bonds", and the Bonds, while the interest rate thereon is based upon the Eurodollar Rate, shall be referred to hereinafter as "Eurodollar Rate Bonds". All Bonds outstanding must be either Reference Rate Bonds or Eurodollar Bonds. Interest shall accrue on the outstanding principal amount of the Bonds as follows:

          (i) in the case of Reference Rate Bonds, at a per annum rate equal to the Reference Rate from time to time in effect;

          (ii) in the case of Eurodollar Rate Bonds, during each Interest Period applicable thereto, at a per annum rate equal to the Eurodollar Rate (Adjusted) plus 150 basis points for such Interest Period;

     (b) If the Bonds are not paid when due, whether by acceleration or otherwise, the entire unpaid principal amount of the Bonds shall bear interest thereafter at the Overdue Rate until such amount is paid in full.

     (c) Interest accrued on each Bond shall be payable, without duplication:

          (i) on the date all principal of the Bonds is due pursuant to the terms of this Indenture;

          (ii) On Reference Rate Bonds, on the first day of each month;

          (iii) On Eurodollar Rate Bonds, on the last day of each applicable Interest Period, and if, such Interest Period shall exceed three months, on that day of the third month of such Interest Period numerically corresponding to the first day of such Interest Period (or, if there is no such numerically corresponding day in such third month, on the last day of such third month); and

          (iv) upon acceleration of the Bonds pursuant to Section 802 hereof, immediately upon such acceleration.

     (d) Whenever any payment shall otherwise be due on a day that is not a Business Day, such payment shall (except as otherwise required by clause (d) of the definition of the term "Interest Period" with respect to payments on Eurodollar Rate Bonds) be made on the next succeeding Business Day, and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

     (e) All determinations by Bondholder of any rate of interest applicable to the Bonds shall be conclusive absent manifest error.

     Section 212. Authorized Representative. Borrower shall provide the Bondholder with documentation satisfactory to the Bondholder indicating the names of those employees of Borrower authorized by Borrower to sign Continuation/Conversion Notices on behalf of Borrower and Borrower shall provide the Bondholder with documentation satisfactory to the Bondholder indicating the names of the employees of Borrower authorized by Borrower to make telephonic requests for conversions/continuations, and the Bondholder shall be entitled to rely upon such documentation until notified in writing by Borrower of any change(s) in the names of the employees so authorized. The Bondholder shall be entitled to act on the instructions of anyone reasonably believed by the Bondholder to be one of the persons authorized to request conversions/continuations by telephone and Borrower shall (in the absence of the Bondholder's gross negligence or willful misconduct) be bound thereby in the same manner as if the person were actually so authorized. Borrower agrees to indemnify and hold the Bondholder harmless from any and all claims, damages, liabilities, losses, costs and expenses (including Attorneys' Fees) which may arise or be created by the acceptance of instructions for conversions/continuations by wire transfer or telephone (in the absence of the Bondholder's gross negligence or willful misconduct).

     Section 213. Increased Costs. If any Regulatory Change imposes, modifies or deems applicable any capital adequacy, capital maintenance or similar requirement, and as a result thereof, in the reasonable opinion of the Bondholder, the rate of return on the Bonds to the Bondholder is reduced to a level below that which the Bondholder could have achieved but for such circumstances, then and in each such case upon notice from time to time by the Bondholder to Borrower, Borrower shall pay to the Bondholder, as additional interest on the Bonds, such additional amount or amounts as shall compensate the Bondholder for such reduction in its rate of return (herein such additional amounts being collectively called a "Compensatory Amount"); provided that (a) each Compensatory Amount shall be reduced to the extent, if any, that the Bondholder increases the Reference Rate, or the Eurodollar Rate (Adjusted), in order to recover all or part of the increased costs which are imposed by such Regulatory Change and (b) in determining any increased expense, reduction in rate of return on capital or reduction in an amount received, the Bondholder shall act reasonably and in good faith and will, to the extent the increased costs or reductions in amounts received or receivable relate to the Bondholders loans and commitments in general and are not specifically attributable to the Bonds, use averaging and attribution methods which are reasonable and which cover all loans similar to the Bonds, whether or not the loan documentation for such other loans permits the Bondholder to receive increased costs of the type described in this Section 213. Such notice shall contain a statement of the Bondholder as to any such additional amount or amounts (including calculations thereof in reasonable detail) which shall, in the absence of manifest error, be conclusive evidence of the matters stated therein and be binding upon Borrower.

     Section 214. Continuation and Conversion elections. At the election of Borrower pursuant to a Continuation/Conversion Notice delivered by either (1) delivering or telecopying to the Bondholder a Continuation/Conversion Notice or
(2) giving telephonic notice thereof to the Bondholder, in each case at or before 10:00 a.m., Chicago time (and, in the case of any such telephonic notice, promptly confirming such notice by delivering or telecopying a Continuation/Conversion Notice therefor, signed by an authorized officer of Borrower, to the

Bondholder), on any Business Day, Borrower may elect, from time to time on not less than three (3) nor more than five (5) prior Business Days' notice:

     (a) that all Bonds be converted from Reference Rate Bonds into Eurodollar Rate Bonds or from Eurodollar Rate Bonds into Reference Rate Bonds (subject to the minimum borrowing requirements set forth in Section 214(b)(iii) hereof); and

     (b) on the expiration of the Interest Period applicable to the Eurodollar Rate Bonds, that all such Bonds be continued as Eurodollar Rate Bonds (in the absence of delivery of such notice under either this clause (b) or clause (a) above, Borrower will be deemed to have elected that such Eurodollar Rate Bonds be converted into Reference Rate Bonds);

provided that:

          (i) no portion of the outstanding principal amount of any Bonds may be continued as, or be converted into, Eurodollar Rate Bonds when any Event of Default has occurred and is continuing;

          (ii) no portion of the outstanding principal amount of any Bonds may be continued as, or be converted into, Eurodollar Rate Bonds if, after giving effect to such action, the Interest Period applicable thereto shall extend beyond the date of any mandatory repayment of Bonds; and

          (iii) the Bonds may not be continued as, or converted into, Eurodollar Rate Bonds if, after giving effect to such action, the aggregate principal amount of all outstanding Bonds is less than $1,000,000.

     Section 215. Funding. In the event Borrower elects to convert the principal amount of Bonds to Eurodollar Rate Bonds pursuant to Section 214, the Bondholder may, if it so elects, fulfill its obligation to convert the principal amount of the Bonds into Eurodollar Rate Bonds in accordance with any election made by Borrower by causing a foreign branch or affiliate of the Bondholder or an international banking facility created by the Bondholder to purchase the Bonds; provided that in such event such Eurodollar Rate Bonds shall be deemed to be held by the Bondholder, and the obligation of Borrower to repay such Eurodollar Rate Bonds shall nevertheless be to the Bondholder, and shall be deemed to be held by it, to the extent of such Eurodollar Rate Bonds, for the account of such foreign branch, affiliate or international banking facility. In addition, Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of this Indenture, it shall be conclusively assumed that the Bondholder elected to fund Eurodollar Rate Bonds by purchasing Dollar deposits in its Eurodollar Office's interbank eurodollar market.

     Section 216. Eurodollar Rate Lending Unlawful. If, as the result of any Regulatory Change, the Bondholder shall determine (which determination shall be conclusive and binding on Borrower) that it is unlawful for the Bondholder to make, continue, or maintain the Bonds as, or to convert any Bonds into, Eurodollar Rate Bonds, the obligations of the Bondholder to continue, or maintain, as the case may be, the Bonds as, or to convert the Bonds into, Eurodollar Rate Bonds shall, upon such determination (and telephonic notice thereof confirmed in writing to Borrower), forthwith be suspended (but only to the extent unlawful) until the Bondholder shall notify Borrower that the circumstances causing such suspension no longer exist, and all Eurodollar Rate Bonds shall automatically convert into Reference Rate Bonds. If prior to the date on which the Bonds are to be made or continued as, or be converted into, Eurodollar Rate Bonds, the Bondholder shall have determined (and telephonic notice thereof, confirmed in writing, shall have been given to Borrower) that:

     (a) dollar deposits in the relevant amount and for the relevant Interest Period are not available to the Bondholder in the interbank eurodollar market; or

     (b) by reason of circumstances affecting the interbank eurodollar market, adequate means do not exist, for ascertaining the interest rate applicable hereunder to such Eurodollar Rate Bonds,

then, the obligations of the Bondholder to continue the Bonds as, or to convert the Bonds into, Eurodollar Rate Bonds shall forthwith be suspended until the Bondholder shall notify Borrower that the circumstances causing such suspension no longer exist.

     Section 218. Increased Eurodollar Rate Bond Costs, etc. Borrower agrees to reimburse the Bondholder for any increase in the cost to the Bondholder of the Bonds as, or of converting (or of its obligation to convert) the Bonds into, Eurodollar Rate Bonds, and for any reduction in the amount of any sum receivable by the Bondholder hereunder in respect of the Bonds as, or converting the Bonds into, Eurodollar Rate Bonds, which increased cost or reduced amount (a) results from a Regulatory Change and (b) is not attributable to Excluded Taxes applicable to the Bondholder, in each case imposed by the jurisdiction under the laws of which it is constituted or in which it is doing business or, a Tax of any jurisdiction imposed by withholding with respect to a payment hereunder. In any such event, the Bondholder shall promptly notify Borrower thereof, stating the reasons therefor and the additional amount required fully to compensate the Bondholder for such increased cost or reduced amount. Such additional amounts shall be payable in full on the earlier of each interest payment date occurring after they have accrued and on demand. A statement as to any such increased cost or reduced amount or any change therein (including calculations thereof in reasonable detail) shall be submitted by the Bondholder to Borrower and shall, in the absence of manifest error, be conclusive and binding on Borrower; provided that Borrower shall not be liable in respect of any such increased cost or reduced amount as to which the Bondholder became aware and failed to notify Borrower promptly if and to the extent that prompt notice could have avoided or materially lessened payment by Borrower hereunder.

     Section 219. Funding Losses. In the event the Bondholder shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Bondholder to maintain any portion of the principal amount of the Bonds as, or to convert any portion of the principal amount of the Bonds into, Eurodollar Rate Bonds) as a result of:

     (a) repayment or prepayment of the principal amount of Eurodollar Rate Bonds on a date other than the scheduled last day of the Interest Period applicable thereto;

     (b) any conversion of Eurodollar Rate Bonds to Reference Rate Bonds pursuant to Section 214 hereof prior to the expiration of the Interest Period then applicable thereto, then, upon the request of the Bondholder to Borrower, Borrower shall pay to the Bondholder such amount as will (in the reasonable determination of the Bondholder) reimburse the Bondholder for such loss or expense. A statement as to any such loss or expense (including calculations thereof in reasonable detail) shall be submitted by the Bondholder to Borrower and shall, in the absence of manifest error, be conclusive and binding on Borrower. Any payment required under this Section 219 shall not constitute a premium or penalty under any circumstances.

     Section 220. Bondholder to Calculate and Invoice Payments. The Bondholder shall calculate all principal of and interest due on the Bonds and shall provide the Trustee and the Company monthly statements of amounts due. Unless the Bondholder shall have notified the Trustee otherwise, all payments from the Company representing amounts due on the Bonds shall be paid by the Company directly to the Bondholder and the Trustee shall have no obligation to invoice for or collect such monthly payments.

                                   ARTICLE III

                               REDEMPTION OF BONDS

     Section 301. Redemption of Bonds.

     (a) The Bonds issued under the provisions of this Indenture shall not be subject to prior redemption except in accordance with the provisions of this
Article III.

     (b) In the event that the Issuer and the Trustee shall receive written notice pursuant to Article X of the Loan Agreement that the Borrower shall have elected or shall have been required to prepay all or a portion of the unpaid balance of the principal of the Note in accordance with and subject to Article X of the Loan Agreement and the Bond or Bonds are to be redeemed, the Bond or Bonds shall be called for redemption in whole or in part on the prepayment date selected by the Borrower, at the principal amount thereof plus interest accrued thereon to the date fixed for redemption.

     (c) If, while the Bonds bear interest at the Tax-Exempt Rate, there is a Determination of Taxability, all Bonds then outstanding shall be called for redemption in whole on the date selected by the Borrower for mandatory payment of the Note pursuant to Section 10.2(a) of the Loan Agreement and, on such date, the Issuer shall pay or cause to be paid to the Trustee for the benefit of the Bondholders and former Bondholders the sum of the following amounts hereunder:

          (i) the entire principal amount of the Bonds, if any, outstanding at the date of payment under this Section 301(c), plus accrued interest thereon to such date of payment; plus

          (ii) an amount equal to the difference between (A) the interest actually paid on the Bonds at the applicable interest rates during the period from the Date of Taxability to the date of payment under this
     Section 301(c), and (B) the interest which would have been paid had the Bonds borne interest at all times during such period at the Taxable Rate.

     In the event of a Determination of Taxability, the Issuer shall also pay or cause to the paid to each Bondholder and former Bondholder an amount equal to the sum of the following amounts:

          (iii) an amount equal to all penalties and interest paid or payable by such Bondholder or former Bondholder resulting from a failure to include interest on any Bond in the gross income of such Bondholder or former Bondholder; plus

          (iv) an amount equal to all administrative, out-of-pocket and other expenses incurred by such Bondholder or former Bondholder which are directly or indirectly attributable to the interest on any of the Bonds becoming subject to federal income tax, including without limitation, costs incurred by such Bondholder or former Bondholder in amending its federal tax returns. Said redemption price shall also include any reasonable expenses of redemption and fees and expenses of the Trustee.

     (d) In the event of a Cessation of Operation of the Project by the Borrower, all Bonds then outstanding shall be called for redemption in whole on the date selected by the Borrower for mandatory payment of the Note pursuant to
Section 10.2(b) of the Loan Agreement and, on such date, the Issuer shall pay or cause to be paid to the Trustee for the benefit of the Bondholders the entire unpaid principal amount of the Bonds outstanding at the date of payment, plus accrued interest thereon to the date of payment plus all other amounts otherwise due under the Note, the Loan Agreement and the Bonds.

     (e) The Bonds shall be subject to mandatory sinking fund redemption on a monthly basis in the amount of $13,888.69, and without notice to the Bondholder.

     Section 302. Notice of Redemption. At least 20 days before the redemption date of all or any portion of the Bonds (except for mandatory sinking fund redemption pursuant to Section 301(e) hereof), the Trustee shall cause a notice of any such redemption, signed by the Issuer, to be mailed by first-class mail, postage prepaid, to each Registered Owner. Each such notice shall set forth the date fixed for redemption, the redemption price to be paid and, if less than all of the Bonds shall be called for redemption, the portion of the principal amount thereof to be redeemed.

     Section 303. Effect of Calling for Redemption. On the date so designated for redemption, notice having been mailed in the manner and under the conditions hereinabove provided, the Bonds, or portions of any Bonds, so called for redemption shall become and be due and payable at the redemption price provided for redemption of the Bonds or portions of any Bonds on such date and, if moneys for payment of the redemption price shall be held by the Trustee in trust for the holders of the Bonds or portions thereof to be redeemed, all as provided in this Indenture, interest on the Bonds or portions of any Bonds called for redemption shall cease to accrue, the Bonds or portions of any Bond shall cease to be entitled to any benefit or security under this Indenture, and any holders or any Registered Owner of the Bonds or portions of any Bonds shall have no right in respect thereof except to receive payment of the redemption price thereof and except the right to receive payments pursuant to Section 301(c) hereof.

                                   ARTICLE IV

                                  PROJECT FUND

     Section 401. Creation of and Deposits to the Project Fund. A special fund is hereby created and designated "Orange County Industrial Development
Authority, Industrial Development Revenue Bonds (ELXSI Project), Series 1997 Project Fund" (the "Project Fund") to the credit of which such deposits shall be made as are required by the provisions of this Indenture. Any moneys received by the Issuer or by the Trustee from any other source for payment of the Cost of Acquisition of the Project, including all proceeds of the sale of the Bonds and insurance and condemnation proceeds as provided in the Loan Agreement, shall be deposited to the credit of the Project Fund.

     The moneys in the Project Fund shall be held by the Trustee in trust and, subject to the provisions of Sections 405 and 602 of this Indenture, shall be applied to the payment of the Cost of Acquisition of the Project and, pending such application, shall be and are hereby made subject to a lien and charge in favor of the holders of the Bonds issued and outstanding under this Indenture and for the further security of such holders until paid out or transferred as herein provided.

     Section 402. Payments from the Project Fund. Payment of the Cost of Acquisition of the Project shall be made from the Project Fund. Payment of the purchase price of the Bonds shall be made to the Trustee in accordance with the Bond Purchase Agreement, deposited by the Trustee upon receipt in the Project Fund and disbursed by the Trustee to the Borrower upon presentation of a requisition and certificate, signed by the Borrower Representative (solely in the form of the Requisition and Certificate attached hereto as Exhibit "A" and incorporated herein). Upon request of the Trustee, the Borrower shall furnish to the Trustee copies of invoices relating to and substantiating any request for payment from the Project Fund.

     The Trustee is authorized and directed to apply the moneys in the Project Fund in accordance herewith but only upon receipt of the requisitions required by this Section 402, duly executed by the persons and in the manner provided for herein. The Trustee is authorized to disburse funds from the Project Fund upon approval of the Bondholder without any further inquiry or investigation by the Trustee. Anything in this Section 402 to the contrary notwithstanding, the Trustee shall make initial disbursements on the date of issuance of the Bond without being presented with a Requisition, as follows: (i) the sum of $1,207,746.90 shall be paid to Akerman, Senterfitt & Eidson, P.A., as closing agent, representing payment of the purchase price of the New Facility Site, (ii) the sum of $20,000 shall be paid to the Borrower to reimburse it for prepayment of a portion of the purchase price of the New Facility Site, and (iii) up to $50,000 shall be paid at the written direction of the Company to pay costs of issuance of the Bonds.

     All requisitions in the form of Exhibit "A" hereto and any other statements, orders, certifications and approvals received by the

Trustee, as required by this Article as conditions of payment from the Project Fund, may be conclusively relied upon by the Trustee, and shall be retained by the Trustee, subject at all reasonable times to examination by the Borrower (so long as the Loan Agreement shall remain in force and effect), the Issuer, any Bondholder and the agents and representatives thereof.

     Section 404. Completion Date. The establishment of the Completion Date shall be in accordance with Sections 4.3 of the Loan Agreement, respectively.

     Section 405. Transfer to the Bond Fund. In the event that the Borrower should elect or be required to prepay the Note in its entirety pursuant to
Article X of the Loan Agreement or that the Trustee shall declare the Bonds to be due and payable pursuant to Section 802 hereof, the Trustee shall, without further authorization, forthwith transfer any balance remaining in the Project Fund to the Bond Fund.

     Section 406. Trustee's Records. The Trustee shall maintain adequate records pertaining to all disbursements from the Project Fund. After the Completion Date, the Trustee shall deliver to the Issuer and the Borrower a final accounting with respect to the Project Fund.

                                    ARTICLE V

                                    BOND FUND

     Section 501. Creation of and Deposits to the Bond Fund. A special fund is hereby created and designated "Orange County Industrial Development Authority, Industrial Development Revenue Bonds (ELXSI Project), Series 1997 Bond Fund" (the "Bond Fund"). The moneys in the Bond Fund shall be held by the Trustee in trust and, pending their application in accordance with the provisions of this
Article V, shall be subject to a lien and charge in favor of the holders of the Bonds issued and outstanding under this Indenture and for the further security of the holders until paid out or transferred as herein provided.

     The Issuer covenants that it will cause to be deposited, and the Trustee agrees to deposit, to the credit of the Bond Fund the following:

     (a) any amount in the Project Fund to be transferred to the Bond Fund in accordance with the provisions of Section 405 hereof;

     (b) any payments and any prepayments made on the Note or the Bonds (as the case may be) provided that such payments, unless elected otherwise by the Bondholder, shall be made by the Company directly to the Bondholder without paying such amounts into the Bond Fund; and

     (c) all other moneys received by the Trustee which are required, or are accompanied by directions from the Borrower or the Issuer that such moneys are, to be paid into the Bond Fund.

     Section 502. Use of Moneys in the Bond Fund. If the Bondholder has not elected to have the Company make payments directly to the Bondholder pursuant to
Section 501(b) hereof, the Trustee shall, on or before each interest payment date for the Bonds, withdraw from the Bond Fund and remit by check or draft or, if requested in writing (at least five (5) Business Days prior to the payment date) by any Bondholder of a Bond in original principal amount of not less than $100,000, in immediately available funds by wire transfer, to the Registered Owners of the Bonds the amounts required for paying the interest on the Bonds as such interest becomes due and payable, and set aside sufficient moneys for paying, and, in like manner, withdraw from the Bond Fund and pay, on each principal payment date, the principal of the Bonds as the same becomes due, whether at maturity or by redemption or declaration or otherwise.

     Upon receipt of a written notice from the Borrower pursuant to Article X of the Loan Agreement, and upon the deposit of cash or Government Obligations in the Bond Fund sufficient, together with other amounts available therefor in the Bond Fund, to prepay, in whole or in part, the Bonds, the Issuer and the Trustee covenant and agree to take and cause to be taken the necessary steps to prepay such Bonds as specified by the Borrower in such written notice.

     Section 503.  Moneys  Withdrawn  from the Bond Fund or Received  from Other

Sources. All moneys which the Trustee shall have withdrawn from the Bond Fund or shall have received from any other source and set aside for the purpose of paying the Bonds hereby secured, including without limitation, all amounts received under the Mortgage, the Environmental Agreement and the Security Agreement, either at or before the maturity thereof, or at any other time, shall be held in trust for the holders of the Bonds. Promptly after receipt of any such amounts paid under the Mortgage, the Environmental Agreement or the Security Agreement, the Trustee shall distribute said amounts as provided in
Section 805 hereof.

     Section 504. Non-Presentment of Bonds; Escheat. Any moneys deposited with the Trustee or then held by the Trustee in trust for the payment of the principal of, premium, if any, or interest on the Bonds and remaining unclaimed for two years, shall be paid to the Borrower. Thereafter, the holders of the Bonds shall look only to the Borrower for payment and then only to the extent of the amount so received without any interest thereon, and the Trustee and the Issuer shall have no responsibility with respect to such moneys.

     Section 505. Cancellation of any Bond Upon Payment. The Bonds, when paid, redeemed or purchased, either at or before maturity shall be cancelled upon payment, redemption or purchase. The Bonds if cancelled under any of the provisions of this Indenture shall be cremated, shredded or otherwise destroyed by the Trustee.

                                   ARTICLE VI

                  DEPOSITARIES OF MONEYS, SECURITY FOR DEPOSITS
                             AND INVESTMENT OF FUNDS

     Section 601. Security for Deposits. All moneys deposited with the Trustee under the provisions of this Indenture or the Loan Agreement shall be held in trust and applied only in accordance with the provisions of this Indenture and the Loan Agreement and shall not be subject to lien (other than the lien created hereby) or attachment by any creditor of the Trustee, the Issuer or the Borrower.

     Section 602. Investment of Moneys. At the request and the direction of the Borrower Representative (confirmed in writing), moneys held for the credit of the Project Fund and the Bond Fund shall be invested and reinvested by the Trustee in Investment Obligations which shall mature on the dates set forth in such request or direction.

     Obligations so purchased as an investment of moneys in any such Fund shall be deemed at all times to be a part of such Fund, and the interest accruing thereon and any profit realized from such investment shall be credited to such Fund, and any loss resulting from such investment shall be charged to such Fund. The Trustee shall sell at the market price or present for redemption any obligations so purchased whenever it shall be necessary so to do in order to provide cash to meet any payment or transfer from any such Fund. Neither the Trustee nor the Issuer shall be liable or responsible for any loss resulting from any such investment or the sale of any such investment made pursuant to the terms of this Section 602.

     For the purpose of the Trustee's determination of the amount on deposit to the credit of any such Fund, obligations in which moneys in such Fund have been invested shall be valued at the lower of cost or market.

     The Trustee may make any and all investments permitted by this Section through its own bond or investment department, unless otherwise directed in writing by the Borrower Representative.

                                   ARTICLE VII

                       PARTICULAR COVENANTS AND PROVISIONS

     Section 701. Covenant to Pay Bonds; Bonds Limited Obligations of the Issuer. The Issuer covenants that it will promptly pay the principal of, premium, if any, and interest on and other amounts payable under the Bonds at the places, on the dates and in the manner provided herein and in the Bonds according to the true intent and meaning thereof. Such principal and interest and other amounts are payable solely from the payments made by the Borrower on the Note and other revenues and funds derived under the Loan Agreement, the Mortgage, the Security Agreement, the Environmental Agreement and this Indenture, which payments on the Note, and the revenues, funds and moneys derived from the Loan Agreement, the Mortgage, the Security Agreement, the Environmental Agreement, and this Indenture are hereby pledged to the payment of the Bonds in the manner and to the extent hereinabove particularly specified.

     Neither the Issuer nor any member of the governing body of the Issuer nor any officer, agent or employee of the Issuer in his individual capacity shall in any event be liable personally for the payment of the principal of, premium, if any, or interest on the Bonds, or for the performance of any pledge, mortgage, obligation or agreement of any kind whatsoever which may be undertaken by the Issuer or any such member, officer, agent or employee, and neither the Bonds nor any of the agreements or obligations of the Issuer shall be construed to constitute an indebtedness of the Issuer, within the meaning of any constitutional provision or statutory limitation whatsoever and shall never constitute or give rise to a pecuniary liability of the Issuer or a charge against its general credit or taxing power. The Bonds and the interest thereon shall not be deemed to constitute or to create in any manner a debt, liability or obligation of the State of Florida or of any political subdivision or any agency thereof or a pledge of the faith and credit of the State or any such political subdivision or any such agency, but shall be limited obligations of the Issuer payable solely from the revenues and other funds pledged therefor and shall not be payable from any other assets or funds of the Issuer, and neither the faith and credit nor the taxing power of the State or any political subdivision or any agency thereof is pledged to the payment of the principal of or the interest on the Bonds.

     Section 702.  Covenants to Perform  Obligations  under this Indenture.  The
Issuer covenants that it will faithfully perform at all times any and all covenants, undertakings, stipulations and provisions contained in this Indenture, in the Bonds executed and delivered hereunder and in all proceedings of the Issuer pertaining thereto and will faithfully observe and perform at all times any and all covenants, undertakings, stipulations and provisions of the Loan Agreement on its part to be observed or performed. The Issuer covenants that it is duly authorized under the Constitution and laws of the State to issue the Bonds authorized hereby and to enter into this Indenture, to endorse the Note to the Trustee, to pledge the payments on the Note and other funds derived from the Loan Agreement, the Mortgage, the Security Agreement, the Environmental Agreement, and this Indenture in the manner and to the extent herein set forth and to assign the Loan Agreement, the Mortgage, the Security Agreement, and the Environmental Agreement in the manner herein provided; and that all action on its part for the issuance of the

Bonds issued hereunder and the execution and delivery of this Indenture has been duly and effectively taken; and that the Bonds in the hands of the holders thereof are and will be the valid and enforceable obligations of the Issuer according to the tenor and import thereof.

     Section 703. Covenant to Perform Obligations under the Loan Agreement. Subject to the provisions of Section 704 of this Article, the Issuer covenants and agrees that it will not suffer, permit or take any action or do anything or fail to take any action or fail to do anything which may result in the termination or cancellation of the Loan Agreement so long as any Bond is outstanding; that it will punctually fulfill its obligations and will require the Borrower to perform punctually its duties and obligations under the Loan Agreement; that it will not execute or agree to any change, amendment or modification of or supplement to the Loan Agreement, the Mortgage, the Security Agreement or the Environmental Agreement except by a supplement or an amendment duly executed by the Issuer and the Borrower with the approval of the Bondholder and upon the further terms and conditions set forth in Article XII of this Indenture; that it will not agree to any abatement, reduction, abrogation, waiver, diminution or other modification in any manner or to any extent whatsoever of the obligation of the Borrower to pay the Note and to meet its other obligations as provided in the Loan Agreement; and that it will promptly notify the Trustee in writing of any actual or alleged Event of Default under the Loan Agreement, the Note, the Mortgage, the Security Agreement, or the Environmental Agreement whether by the Borrower or the Issuer, and will further notify the Trustee at least 30 days before the proposed date of effectiveness of any proposed termination or cancellation of the Loan Agreement.

     Section 704. Trustee May Enforce Issuer's Rights Under Loan Agreement. The Loan Agreement, a duly executed counterpart of which has been filed with the Trustee, sets forth the covenants and obligations of the Issuer and the Borrower, including a provision in Section 11.9 thereof that subsequent to the issuance of the Bonds and prior to Payment of the Bonds (as defined in the Loan Agreement), the Loan Agreement and the other Bond Documents may not be effectively amended, changed, modified, altered or terminated except as provided in Section 11.9 of the Loan Agreement and Article XII of this Indenture, and reference is hereby made to the Loan Agreement for a detailed statement of said covenants and obligations of the Borrower under the Loan Agreement, and the Issuer agrees that the Trustee, subject to the provisions of the Loan Agreement and this Indenture reserving certain rights to the Issuer and respecting actions by the Trustee in its name or in the name of the Issuer, may enforce all rights of the Issuer and all obligations of the Borrower under and pursuant to the Loan Agreement and the other Bond Documents for and on behalf of the Bondholders whether or not the Issuer is in default hereunder. Notwithstanding the foregoing, the Issuer may enforce those rights listed in subparagraphs (i) through (xiv), both inclusive of subparagraph (a) of the granting provisions hereof relating to the Loan Agreement.

     Section 705. Covenant Against Arbitrage. The Issuer covenants and agrees that it will not make or authorize any use, and directs the Trustee not to make or permit any use other than at the direction of the Bond Purchaser or in accord with the terms hereof, of the proceeds of the Bonds which would cause any Bond to be an "arbitrage bond" within the meaning of Section 148(a) of the Code and the applicable regulations promulgated from time to time thereunder, and further covenants that it will observe and not violate the requirements of
Section 148(a) of the Code and any such applicable regulations to the extent necessary so that the interest on the Bonds will not cease to be exempt from Federal income tax by reason of such use of proceeds; provided that neither the Issuer nor the Trustee shall be liable for any investment of moneys under this Indenture made at the direction of the Borrower Representative, nor shall the Trustee be liable by reason of any failure to make investments if not so directed by the Borrower Representative.

     Section 706. Inspection of Bond Registration Books. At reasonable times and upon reasonable notice, the Bond Registration Books may be inspected pursuant to the laws of Florida relating to public records and may be photocopied by the Trustee at the expense of the person requesting copies and delivered to the person requesting such copies.

                                  ARTICLE VIII

                              DEFAULTS AND REMEDIES

     Section 801. Defaults. Each of the following events is hereby declared an "Event of Default", that is to say, if

     (a) Payment of interest on any of the Bonds shall not be made when the same shall become due; or

     (b) Payment of the principal of or any other amount payable under any of the Bonds shall not be made when the same shall become due, whether at maturity or by proceedings for redemption or otherwise; or

     (c) An "Event of Default" or a default or an event of default under the Loan Agreement, the Note, the Mortgage, the Security Agreement, the Environmental Agreement, or any of the other Bond Documents shall have occurred; provided, however, the Bondholder, in its sole discretion, may provide an opportunity for such Event of Default to be cured; or

     (d) There shall occur a default in the due and punctual performance of any of the covenants, conditions, agreements and provisions contained in the Bonds or in this Indenture on the part of the Issuer to be performed other than as referred to in the preceding paragraphs of this Section;

provided, however, that no default specified in clause (d) of this Section above shall constitute an Event of Default until written notice specifying such default and requiring the same to be remedied shall have been given to the Borrower and the Issuer by the Trustee, which may give notice in its discretion and shall give such notice at the written direction of the holders of at least twenty-five percent of the principal amount of Bonds outstanding, and the Borrower and the Issuer shall have had 30 days after receipt of such notice to correct said default and shall not have corrected said default within the applicable period.

     Section 802. Acceleration. Notwithstanding anything contained in the Bonds or in this Indenture to the contrary (but subject to the provisions of Section 903 hereof), upon the happening of any Event of Default specified in Section 801 hereof which shall not have been waived, then and in every such case the Trustee may, and upon the written direction of the Bondholder, by a notice in writing to the Issuer and the Borrower, declare the principal of the Bonds (if not then due and payable) to be due and payable immediately, and upon such declaration the same shall, together with all accrued and unpaid interest thereon, become and be immediately due and payable. Upon any cure of a default, the Trustee may rescind acceleration upon approval of the Requisite Bondholders.

     Section 803. Trustee May Bring Suit. Upon the happening of any Event of Default specified in Section 801 hereof which shall not have been waived, then and in every such case the

Trustee may, and upon the written direction of the holders of at least twenty-five percent (25%) of the principal amount of Bonds outstanding shall proceed, subject to the provisions of Section 903 hereof, to protect and enforce its rights and the rights of the Bondholders under the Loan Agreement, the Note, the Mortgage, the Security Agreement, the Environmental Agreement, this Indenture, and the other Bond Documents by mandamus or such other suits, actions or special proceedings in equity or at law or otherwise, or by proceedings in the office of any board or officer having jurisdiction, either for the specific performance of any covenant or agreement contained herein or in aid or execution of any power herein granted or for the enforcement of any proper legal or equitable remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce such rights.

     In the enforcement of any remedy under this Indenture, the Trustee shall be entitled to sue for, enforce payment of and recover judgment for, in its own name and as trustee of an express trust, any and all amounts then or after any default becoming, and at any time remaining, due from the Issuer for principal, interest, or otherwise under any of the provisions of this Indenture or of the Loan Agreement, and unpaid, with interest on overdue payments of principal and interest at the Overdue Rate, together with any and all costs and expenses of collection and of all proceedings hereunder and under the Bonds, without prejudice to any other right or remedy of the Trustee or of the Bondholders, and to recover and enforce any judgment or decree against the Issuer, but solely as provided herein and in the Bonds, for any portion of such amounts remaining unpaid and interest, costs and expenses as above provided, and to collect (but solely from moneys in the Bond Fund and any other moneys available for such purpose), in any manner provided by law, the moneys adjudged or decreed to be payable.

     Section 804. Trustee May File Claim in Bankruptcy. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Issuer, the Borrower or any other obligor (including a guarantor) upon the Loan Agreement or the Bonds or to the property of the Issuer, the Borrower, or such other obligor or the creditors of any of them, the Trustee (irrespective of whether the principal of the Bonds shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Borrower for the payment of the Note of an amount equal to overdue principal or interest or additional interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (i) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Bonds and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Bondholders allowed in such judicial proceeding; and

          (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by the Bondholders to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Bondholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 903 hereof.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept, or adopt on behalf of the Bondholders, any plan of reorganization, arrangement, adjustment or composition affecting the Bonds or the rights of any Bondholder thereof, or to authorize the Trustee to vote in respect of the claim of the Bondholder in any such proceeding.

     All moneys received by the Trustee pursuant to any right given or action taken under this Indenture shall, after payment of the costs and expenses of the proceedings resulting in the collection of such moneys and the fees and expenses of the Trustee, be deposited in the Bond Fund and applied to the payment of the principal of, premium, if any, and interest then due and unpaid on the Bonds in accordance with the provisions of the Indenture.

     Section 805. Pro Rata Application of Funds. Anything in this Indenture to the contrary notwithstanding, and subject to the obligations under Section 905, if at any time the moneys in the Bond Fund shall not be sufficient to pay the interest on or the principal of the Bonds as the same shall become due and payable (either by their terms or by acceleration of maturity under the provisions of Section 802 hereof), such moneys, together with any moneys then available or thereafter becoming available for such purpose, whether through the exercise of the remedies provided for in this Article or otherwise, shall be applied as follows:

     (a) If the principal of the Bonds shall not have become due and payable or shall not have been declared due and payable, all such moneys shall be applied as follows:

          first: to the payment to the Persons entitled thereto of all installments of interest and other amounts payable under the Bonds then due and payable in the order in which such installments become due and payable, with interest on the overdue installments of interest at the Overdue Rate, and, if the amount available shall not be sufficient to pay in full any particular installment, then to the payment, ratably, according to the amounts due on such installment, to the Persons entitled thereto, without any discrimination or preference;

          second: to the payment to the Persons entitled thereto of the unpaid principal of the Bonds which shall have become due and payable, with interest on the principal amount of the Bonds at the Overdue Rate, from the due date thereof to the date of payment hereunder, and, if the amount available shall be insufficient to make all such payments in full, then to the payment ratably in accordance with the respective amounts of principal owing to the Persons entitled thereto, without discrimination or preference; and
          third: to the payment of the interest on and the principal of the Bonds, to the purchase and retirement of the Bonds and to the redemption of the Bonds, all in accordance with the provisions of this Indenture.

     Notwithstanding any other provision of this Indenture to the contrary, the Trustee shall have a lien on all amounts held hereunder for the payment of its fees and expenses, including attorneys' fees. Such lien shall be prior to all other liens granted hereunder, including the payment of principal and interest on the Bonds.

     (b) If all the principal of the Bonds shall have become due and payable or shall have been declared due and payable, all such moneys shall be applied to the payment of the principal and interest and other amounts then due upon the Bonds, with interest on the overdue installments of principal and interest at the Overdue Rate, from the due date thereof to the date of payment hereunder, without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, ratably, according to the amounts due respectively for principal and interest, to the Persons entitled thereto without any discrimination or preference.

     (c) If all the principal of the Bonds shall have been declared due and payable and if such declaration shall thereafter have been rescinded and annulled under the provisions of Section 813 hereof, then, subject to the provisions of subsection (b) of this Section 805 in the event that the principal of the Bonds shall later become due and payable or be declared due and payable, the moneys remaining in and thereafter accruing to the Bond Fund shall be applied in accordance with the provisions of subsection (a) of this Section 805.

     Whenever moneys are to be applied by the Trustee pursuant to the provisions of this Section 805, such moneys shall be applied without preference or priority of one Bondholder over another by the Trustee at such times, and from time to time, as the Trustee in its sole discretion shall determine, having due regard to the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future; the setting aside of such moneys, in trust for the proper purpose, shall constitute proper application by the Trustee; and the Trustee shall incur no liability whatsoever to the Issuer, to the Bondholders or to any other Person for any delay in applying any such moneys, so long as the Trustee acts with reasonable diligence, having due regard to the circumstances, and ultimately applies the same in accordance with such provisions of this Indenture as may be applicable at the time of application by the Trustee. Whenever the Trustee shall exercise such discretion in applying such moneys, it shall fix the date (which shall be an interest payment date unless the Trustee shall deem another date more suitable) upon which such application is to be made and upon such date interest on the amounts of principal to be paid on such date shall cease to accrue. The Trustee shall give such notice as it may deem appropriate of the fixing of any such date, and shall not be required to make payment to any holder of the Bonds until each Bond shall be surrendered to the Trustee for appropriate endorsement, or for cancellation if fully paid.

     Section 806. Effect of Discontinuance of Proceedings. In case any proceeding taken by the Trustee on account of any default shall have been discontinued or abandoned for any reason, then and in every case the Issuer, the Trustee and the Bondholders shall be restored to their former positions and rights hereunder, respectively, and all rights, remedies, powers and duties of the Trustee shall continue as though no proceeding had been taken.

     Section 807. Holder of Bond May Control Proceedings. Anything in this Indenture to the contrary notwithstanding, the Majority Bondholders shall have the right, subject to the provisions of Section 903 hereof, by an instrument or concurrent instruments in writing executed and delivered to the Trustee, to direct the method and place of conducting all remedial proceedings to be taken by the Trustee hereunder or exercising any trust or power conferred upon the Trustee, provided that such direction shall not be otherwise then in accordance with law and the provisions of this Indenture, and provided, further, subject to the provisions of Section 901 hereof, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     Section 808. Restrictions Upon Actions by Bondholder. A Bondholder shall not have any right to institute any suit, action or proceeding in equity or at law on the Bonds or for the execution of any trust hereunder or for any other remedy hereunder except that the Bondholders may institute any such suit, action or proceeding in their own name for their benefit. It is understood and intended that, except as otherwise above provided, no Bondholder hereby secured shall have any right in any manner whatever by his action to affect, disturb or prejudice the security of this Indenture, or to enforce any right hereunder except in the manner provided and that all proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and for the benefit of the Bondholders, and that any individual right of action or any other right given to such holder by law is restricted by this Indenture to the rights and remedies herein provided. Notwithstanding any other provision in this Indenture, each Bondholder shall have the right, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and interest on their respective Bonds on the respective due dates expressed in each Bond (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of the Bondholder.

     Section 809. Receiver. Upon the occurrence of an Event of Default and upon the filing of a suit or other commencement of judicial proceedings to enforce the rights of the Trustee and of the Bondholders under this Indenture, the Trustee shall be entitled, as a matter of strict right and without regard to the value or occupancy of the security or the solvency of the Issuer or the Borrower, to the appointment of a receiver or receivers of the amounts payable on the Note or otherwise under the Loan Agreement and assigned to the Trustee under this Indenture pending such proceedings, with such powers as the court making such appointment shall confer, whether or not any such amounts payable shall be deemed sufficient ultimately to satisfy the Bonds.

     Section 810. Actions by Trustee. All rights of action under this Indenture or under the Bonds secured hereby, enforceable by the Trustee, may be enforced by it without the possession of the Bonds or the production thereof in the trial or other proceeding relative thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of the holders of the Bond, subject to the provisions of this Indenture.

     Section 811. No Remedy Exclusive. No remedy herein conferred upon or reserved to the Trustee or to the holders of the Bonds is intended to be exclusive of any other remedy or remedies herein provided, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or, subject to the terms of Section 808 hereof, by law.

     Section 812. No Delay or Omission Construed to be a Waiver. No delay or omission of the Trustee or of the holders of the Bonds to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver of any such default or any acquiescence therein; and every power and remedy given by this Indenture to the Trustee and to the Bondholders, respectively, may be exercised from time to time and as often as may be deemed expedient.

     Section 813. Waiver of Defaults. Before the entry of final judgment or decree in any suit, action or proceeding instituted by it under the provisions of this Indenture or before the completion of the enforcement of any other remedy under this Indenture, the Trustee, with the consent of the Requisite Bondholders, shall be permitted to discontinue such suit, action, proceeding, or enforcement of any remedy if in its opinion any default forming the basis of such suit, action, proceeding or enforcement of any remedy shall have been remedied. Upon any such discontinuation, all parties shall be restored to their respective rights and positions as existing immediately prior to such suit, action or proceeding.

     Section 814. Remedies Herein Additional to Remedies in Other Agreements. The remedies conferred in this Article shall be in addition to all remedies provided for in the Loan Agreement, the Mortgage, the Environmental Agreement, and the Security Agreement, which remedies are hereby incorporated herein by reference.

                                   ARTICLE IX

                             CONCERNING THE TRUSTEE

     Section 901. Acceptance of Trusts. The Trustee hereby represents and warrants to the Issuer (for the benefit of the Borrower and the Bondholders as well as the Issuer) that it is duly authorized under the laws of the United States of America and the laws of the State to accept and execute trusts of the character herein set out.

     The Trustee accepts and agrees to execute the trusts imposed upon it by this Indenture, but only upon the terms and conditions set forth in this Article and subject to the provisions of this Indenture including the following express terms and conditions, to all of which the parties hereto and the Bondholders agree:

     (a) Until the  occurrence  of an Event of  Default  within  the  purview of
Section 801 hereof,

          (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, as the case may be, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

     (b) In case an Event of Default within the purview of Section 801 hereof has occurred, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that

          (i) this subsection shall not be construed to limit the effect of subsection (a) of this Section 901;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a responsible officer or officers of the Trustee unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Requisite Bondholders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

     (d) Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, including without limitation, Sections 903 and 904 hereof, shall be subject to the provisions of this Section 901.

     Section 902. Trustee to Give Notice.

     (a) Within 30 days after the Trustee's notice of any Event of Default hereunder, the Trustee shall give to all Bondholders written notice of all defaults known to it. For the purpose of this Section 902 only, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default under Section 801 hereof.

     (b) Promptly upon receipt of notice of the occurrence of an Event of Taxability or a Determination of Taxability, the Trustee shall give notice thereof to the Borrower and to all Bondholders and former Bondholders.

     Section 903. Trustee Entitled to Indemnity. The Trustee shall be under no obligation to institute any suit, or to take any remedial proceeding under this Indenture, the Note, the Mortgage, the Security Agreement, the Environmental
Agreement, or the Loan Agreement, or to enter any appearance in or in any way defend against any suit, in which it may be made a defendant, or to take any steps in the enforcement of any rights and powers hereunder, under the Note, the Mortgage, the Security Agreement, the Environmental Agreement, or under the Loan Agreement, until it shall be indemnified to its satisfaction against any and all costs and expenses, outlays and counsel fees and other reasonable disbursements, and against all liability; the Trustee may, nevertheless, begin suit, or appear in and defend suit, or do anything else in its judgment proper to be done by it as such Trustee, without indemnity, and in such case the Issuer shall reimburse the Trustee from funds available therefor under the Loan Agreement for all costs and expenses, outlays and counsel fees and other reasonable disbursements properly incurred in connection therewith. If the Issuer shall fail to make reimbursement, the Trustee may reimburse itself from any moneys in its possession under the provisions of this Indenture and shall be entitled with respect thereto to a preference over the Bonds.

     Section 904. Trustee Not Responsible for Insurance, Taxes, Execution of Indenture, Acts of the Issuer or Application of Moneys Applied in Accordance with this Indenture. The Trustee shall not be under any obligation to effect or maintain insurance or to renew any policies of insurance or to inquire as to the sufficiency of any policies of insurance carried by the Borrower, or to report, or make or file claims or proof of loss for, any loss or damage insured against or which may occur, or to keep itself informed or advised as to the payment of any taxes or assessments, or to require any such payment to be made. The Trustee shall have no responsibility in respect of the validity, sufficiency, due execution or acknowledgment of this Indenture or the validity or sufficiency of the security provided hereunder or in respect of the validity of the Bonds or the due execution or issuance thereof. The Trustee shall not be under any obligation to see that any duties herein imposed upon any party other than itself, or any covenants herein contained on the part of any party other than itself to be performed, shall be done or performed, and the Trustee shall be under no obligation for failure to see that any such duties or covenants are so done or performed.

     The Trustee shall not be liable or responsible because of the failure of the Issuer or of any of its employees or agents to make any collections or deposits or to perform any act herein required of the Issuer or because of the loss of any moneys arising through the insolvency or the act or default or omission of any other depositary in which such moneys shall have been deposited under the provisions of this Indenture. The Trustee shall not be responsible for the application of any of the proceeds of the Bonds or any other moneys deposited with it and paid out, withdrawn or transferred hereunder if such application, payment, withdrawal or transfer shall be made in accordance with the provisions of this Indenture.

     The immunities and exemptions from liability of the Trustee hereunder shall extend to its directors, officers, employees and agents.

     Section 905. Compensation. Subject to the provisions of any contract relating to the compensation of the Trustee, the Issuer shall cause the Borrower to pay to the Trustee as Administrative Expenses its reasonable fees and charges in accordance with Section 7.5 of the Loan Agreement. If the Borrower shall fail to make any payment required by this Section 905, the Trustee may, but shall be under no obligation to, make such payment from any moneys in its possession under the provisions of this Indenture and shall be entitled to a preference therefor over the Bonds hereunder.

     Section 906. Trustee to Preserve Records. All records and files pertaining to the Project in the custody of the Trustee shall be open at all reasonable times to the inspection of the Issuer and the Borrower and their agents and representatives.

     Section 907. Trustee May be Bondholder. The institution acting as Trustee under this Indenture, and its directors, officers, employees or agents, may in good faith buy, sell, own, hold and deal in the Bonds issued under and secured by this Indenture, and may join in the capacity of a Bondholder in any action which any Bondholder may be entitled to take with like effect as if such institution were not the Trustee under this Indenture.

     Section 908. Trustee Not Responsible for Recitals. The recitals, statements and representations contained herein and in the Bonds shall be taken and construed as made by and on the part of the Issuer and not by the Trustee, and the Trustee shall not be under any responsibility for the correctness of the same.

     Section 909. No Trustee Responsibility for Recording or Filing. The Trustee shall not be under any obligation to see to the recording or filing of this Indenture, the Loan Agreement, the Mortgage, the Assignment, the Security Agreement, any financing statements or any other instrument related hereto of thereto or otherwise to see to the giving to any person of notice of the provisions hereof or thereof.

     Section 910. Trustee May Rely on Certificates. Subject to the provisions of
Section 901(a)(ii) hereof, the Trustee shall be protected and shall incur no liability in acting or proceeding, or in not acting or not proceeding, in good faith, reasonably and in accordance with the terms of this Indenture, upon any resolution, order, notice, request, consent, waiver, certificate, statement, affidavit, requisition, bond or other paper or document which it shall in good faith reasonably believe to be genuine and to have been adopted or signed by the proper board or person or to have been prepared and furnished pursuant to any of the provisions of the Loan Agreement or this Indenture, or upon the written opinion of any attorney, engineer, accountant or other expert believed by it to be qualified in relation to the subject matter, and the Trustee shall not be under any duty to make any investigation or inquiry as to any statements contained or matters referred to in any such instrument.

     Section 911. Qualification of the Trustee. There shall at all times be a trustee hereunder which shall be an association or a corporation organized and doing business under the laws of the United States of America or of any state, authorized under such laws and the applicable laws of the State to exercise corporate trust powers and act as Bond Registrar hereunder, having a combined capital and surplus of at least $25,000,000, subject to supervision or examination by Federal or state authority. If such association or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 911, the combined capital and surplus of such association or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 911, it shall resign immediately in the manner and with the effect specified in Section 912 hereof.

     Section 912. Resignation and Removal of Trustee.

     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 913 hereof.

     (b) The Trustee may resign at any time by giving written notice thereof to the Issuer and the Borrower. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the retiring Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (c) The Trustee may be removed at any time by an instrument or instruments in writing to the Trustee, with copies to the Issuer and the Borrower, signed by the Majority Bondholders or by their attorneys, legal representatives or agents and delivered to the Trustee, the Issuer and the Borrower (such instruments to be effective only when received by the Trustee).

     (d) If at any time:

          (i) the Trustee shall cease to be eligible under Section 911 hereof, and shall fail to resign after written request therefor by the Borrower or by the Majority Bondholders, or

          (ii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, in any such case, (A) the Issuer or the Borrower may remove the Trustee, or (B) any Bondholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor.

     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer with the approval of the Borrower shall promptly appoint a successor. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by act of the Majority Bondholders delivered to the Borrower and the retiring Trustee, the successor Trustee or appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Issuer and approved by the Borrower. If no successor Trustee shall have been so appointed by the Issuer and approved by the Borrower or the Majority Bondholders and accepted appointment in the manner hereinafter provided, any Bondholder, if he has been a bona fide holder of a Bond for at least six months, may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (f) The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to each Registered Owner. Each notice shall include the name and address of the principal corporate trust office of the successor Trustee.

     Section 913. Successor Trustee. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor, and also to the Issuer and the Borrower, an instrument in writing accepting such appointment hereunder, and thereupon such successor Trustee without any further act, shall become fully vested with all the rights, immunities, powers and trusts, and subject to all the duties and obligations, of its predecessors; but such predecessor shall, nevertheless, on the written request of its successor or of the Issuer and upon payment of the expenses, charges and other disbursements of such predecessor which are payable pursuant to the provisions of Section 905 hereof, execute and deliver an instrument transferring to such successor Trustee all the rights, immunities, powers and trusts of such predecessor hereunder; and every predecessor Trustee shall deliver all property and moneys held by it hereunder to its successor, subject, nevertheless, to its preference, if any, provided for in Section 903 and 905 hereof. Should any instrument in writing from the Issuer be required by any successor Trustee for more fully and certainly vesting in such Trustee the rights, immunities, powers and trusts hereby vested or intended to be vested in the predecessor Trustee, any such instrument in writing shall and will, on request, be executed, acknowledged and delivered by the Issuer.

     Notwithstanding any of the foregoing provisions of this Article, any bank or trust company having power to perform the duties and execute the trusts of this Indenture and otherwise qualified to act as Trustee hereunder with or into which the bank or trust company acting as Trustee may be merged or consolidated, or to which the assets and business of such bank or trust company may be sold, shall be deemed the successor of the Trustee.

     Section 914. Co-Trustee. It is the intent of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of certain banking corporations or associations to transact business as trustee as contemplated herein in such jurisdiction. It is recognized that in case of litigation under this Indenture and in particular in case of the enforcement of the assignment and security interest contained in this Indenture upon the occurrence of any Event of Default, it may be necessary that the Trustee appoint an additional individual or institution as a separate Trustee or Co-Trustee, which shall be satisfactory to the Borrower. The following provisions of this Section 914 are adapted to these ends.

     In the event of the incapacity or lack of authority of the Trustee, by reason of any present or future law of any jurisdiction, to exercise any of the rights, powers and trusts herein granted to the Trustee or to hold title to the Trust Estate or to take any other action which may be necessary or desirable in connection therewith, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate Trustee or Co-Trustee but only to the extent necessary to enable the separate Trustee or Co-Trustee to exercise such right, powers and trusts, and every covenant and obligation necessary to the exercise thereof shall run to and be enforceable by such separate Trustee or Co-Trustee.

     Should any deed, conveyance or instrument in writing from the Issuer be required by the separate Trustee or Co-Trustee so appointed by the Trustee in order to more fully and certainly vest in and confirm to him or in such properties, rights, powers, trusts, duties and obligations, any and all such deeds, conveyances and instruments shall, on request, be executed, acknowledged and delivered by the Issuer. In case any separate Trustee or Co-Trustee or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate Trustee or Co-Trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new Trustee or successor to such separate Trustee or Co-Trustee.

     Section 915. Covenant to Notify Issuer of Certain Matters. The Trustee shall notify the Issuer of the following by not later than October 31 of each year: (a) any change in the identity of the Borrower (of which the Trustee has been provided notice) or the Trustee occurring during the preceding 12 months, and (b) the outstanding principal balance of the Bonds as of September 30 of each year.

                                   ARTICLE X

                     EXECUTION OF INSTRUMENTS BY BONDHOLDERS
                         AND PROOF OF OWNERSHIP OF BONDS

     Section  1001.  Execution  of  Instruments  by  Bondholders  and  Proof  of
Ownership of Bonds. Any request, direction, consent or other instrument in writing required or permitted by this Indenture to be signed or executed by a Bondholder may be signed or executed by the Bondholder or its attorney or attorney-in-fact. Proof of the execution of any such instrument and of the ownership of the Bonds shall be sufficient for any purpose of this Indenture and shall be conclusive in favor of the Trustee with regard to any action taken by it under such instrument if made in the following manner:

          The fact and date of the execution by any person of any such instrument may be proved by the verification of any officer in any jurisdiction who, by the laws thereof, has power to take affidavits within such jurisdiction, to the effect that such instrument was subscribed and sworn to before him, or by an affidavit of a witness to such execution, and where such execution is by an officer of a corporation or association or a member of a partnership on behalf of such corporation, association or partnership, such verification or affidavit shall also constitute sufficient proof of his authority.

     Nothing contained in this Section 1001 shall be construed as limiting the Trustee to such proof, it being intended that the Trustee may accept any other evidence of the matters herein stated which may be sufficient. Any request or consent of a Bondholder shall bind every future holder of the Bonds or any Bonds issued in place thereof in respect of anything done by the Trustee in pursuance of such request or consent.

     Notwithstanding any of the foregoing provisions of this Section 1001, the Trustee shall not be required to recognize any person as a holder of Bonds or to take any action at his request unless the Bonds shall be deposited with it.

     Section 1002. Preservation of Information. The Trustee shall preserve in the Bond Registration Books, in as current a form as is reasonably practicable, the name and address of each Bondholder received by the Trustee in its capacity as Bond Registrar.

                                   ARTICLE XI

                     SUPPLEMENTS AND AMENDMENTS TO INDENTURE

     Section 1101. Supplements and Amendments Not Requiring Bondholder Consent. The Issuer and the Trustee may, without consent or approval of the Bondholders, enter into such supplements and amendments to this Indenture (which supplements and amendments shall thereafter form a part hereof), for any of the following purposes:

     (a) to cure any ambiguity or formal defect or omission in this Indenture or in any supplement or amendment to this Indenture, or

     (b) to grant to or confer upon the Trustee for the benefit of the Bondholders any additional rights, remedies, powers, authority or security that may lawfully be granted to or conferred upon the Bondholders or the Trustee, or

     (c) to subject to the liens and pledge of this Indenture additional payments, revenues, properties or collateral, or

     (d) to modify, amend or supplement this Indenture or any supplement or amendment hereto in such manner as to permit the qualification hereof and thereof under the Trust Indenture Act of 1939, as amended, or any similar Federal statute hereafter in effect or to permit the qualification of the Bonds for sale under the securities laws of any of the states of the United States, and, if they so determine, to add to this Indenture or any supplement or amendment hereto such other terms, conditions and provisions as may be permitted by said Trust Indenture Act of 1939 or similar Federal statute.

     Section 1102. Supplements and Amendments Requiring Bondholder Consent. With the consent of the Requisite Bondholders, the Issuer and the Trustee may, from time to time and at any time, enter into supplements and amendments to this Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplement or amendment to this Indenture or of modifying in any manner the rights of the Bondholders; provided, however, that no supplement or amendment to this Indenture which extends the maturity date of the Bonds or the terms of payment of the Bonds, or alters the rate of interest payable thereunder or the manner or method of amending or supplementing this Indenture shall be made without the consent of all Bondholders. Nothing herein contained, however, shall be construed as making necessary the approval by the Bondholders of the execution of any supplement or amendment to this Indenture as authorized in Section 1101 hereof.

     It shall not be necessary for the consent of the holders of the Bonds under this Section 1102 that such Bondholders approve the particular form of any proposed supplement or amendment, but it shall be sufficient if such consent shall approve the substance thereof.

     If at any time the Issuer shall request the Trustee to enter into any supplement or amendment to this Indenture for any of the purposes of this Section 1102, the Trustee shall, at the expense of the Issuer, cause notice of the proposed execution of such supplement or amendment to be mailed, postage prepaid to each Registered Owner. Such notice shall briefly set forth the nature of the proposed supplement or amendment and shall state that copies thereof are on file at the principal corporate trust office of the Trustee for inspection by the Bondholder. The Trustee shall not, however, be subject to any liability to the Bondholders by reason of its failure to mail the notice required by this Section 1102, and any such failure shall not affect the validity of such supplement or amendment when consented to as provided in this Section 1102.

     Whenever, at any time after the date of the mailing of such notice, the Issuer shall deliver to the Trustee an instrument or instruments in writing purporting to be executed by the Requisite Bondholders, which instrument or instruments shall refer to the proposed supplement or amendment described in such notice and shall specifically consent to and approve the execution thereof in substantially the form of the copy thereof referred to in such notice, thereupon, but not otherwise, the Trustee may execute such supplement or amendment in substantially such form, without liability or responsibility to the holder of any Bond.

     If the Requisite Bondholders shall have consented to and approved the execution thereof as herein provided, the holders of the Bonds shall not have any right to object to the execution of such supplement or amendment, or to object to any of the terms and provisions contained therein or the operation thereof or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Issuer from executing the same or from taking any action pursuant to the provisions thereof.

     Section 1103. Supplements and Amendments Deemed Part of Indenture. Any supplement or amendment to this Indenture executed in accordance with the provisions of this Article shall thereafter form a part of this Indenture, and all of the terms and conditions contained in any such supplement or amendments to any provision authorized to be contained therein shall be and shall be deemed to be a part of the terms and conditions of this Indenture for any and all purposes. Upon the execution of any supplement or amendment to this Indenture pursuant to the provisions of this Article, this Indenture shall be and be deemed to be modified and amended in accordance therewith, and the respective rights, duties and obligations under this Indenture of the Issuer, the Trustee and the Bondholders shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments.

     Section 1104. Discretion of Trustee in Entering into Supplements and Amendments. In each and every case provided for in this Article, the Trustee shall be entitled to exercise its discretion in determining whether or not to execute any proposed supplement or amendment, if the rights, obligations and interests of the Trustee would be thereby affected, and the Trustee shall not be under any responsibility or liability to the Issuer, the Borrower, the Bondholders or to anyone whomsoever for its refusal in good faith to enter into any such supplement or amendment if such supplement or amendment is deemed by it to be contrary to the provisions of this Article. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an opinion of any Counsel approved by it, as conclusive evidence that any such proposed supplement or amendment does or does not comply with the provisions of this Indenture, and that it is or is not proper for it, under the provisions of this Article, to join in the execution of such supplement or amendment.

     Section 1105. Consent of Borrower Required. Anything herein to the contrary notwithstanding, any such supplement or amendment to this Indenture under
Section 1102 hereof shall not become effective unless and until the Borrower shall have consented thereto.

                                   ARTICLE XII

                SUPPLEMENTS AND AMENDMENTS TO THE LOAN AGREEMENT,
                  THE MORTGAGE, THE SECURITY AGREEMENT, AND THE
                             ENVIRONMENTAL AGREEMENT

     Section 1201. Supplements and Amendments Requioring Bondholder Consent. The Issuer and the Trustee shall not execute and the Trustee shall not consent to any supplement or amendment to the Loan Agreement, the Mortgage, the Security Agreement, or the Environmental Agreement, unless notice of the proposed execution of such supplement or amendment shall have been mailed first-class mail, postage prepaid, to each Registered Owner and the Requisite Bondholders shall have consented to and approved the execution thereof, all as provided for in Section 1102 hereof in the case of supplements and amendments to the Indenture; provided that the Trustee and the Borrower shall be entitled to exercise their discretion in consenting or not consenting to any such supplement or amendment in the same manner as provided for in Section 1104 and 1105 hereof, respectively, in the case of supplements and amendments to the Indenture.

     Section 1202. Amendments to Financial Covenants. At the direction of the owners of one hundred percent (100%) of the Outstanding Bonds, and without the consent of the Issuer, the Trustee shall enter into any supplement or amendment to the Loan Agreement, the purpose of which is to add to, amend or otherwise modify any of the covenants contained in Sections 7.7, 7.9, 7.10, 7.11, 7.13, 714, 7.23, 7.24, 7.30, 7.31, 7.32, 7.33, 7.34, 7.35 and 7.36 of the Loan
Agreement.

                                  ARTICLE XIII

                                     PAYMENT

     If the Issuer shall pay or cause to be paid in full the principal of, premium, if any, and interest on the Bonds, together with all other sums payable hereunder by the Issuer and all amounts payable to the Issuer or the Trustee under the Loan Agreement, then and in that case the right, title and interest of the Trustee in and to the estate pledged and assigned to it under this Indenture shall cease, terminate and become void, and such Bonds shall cease to be entitled to any lien, benefit or security under this Indenture, except as provided in Sections 303 and 504 hereof and excepting the right to receive certain payments upon a Determination of Taxability pursuant to Section 301(c) hereof, which, unless otherwise specifically provided for herein, shall survive such payment. In such event, the Trustee shall turn over to the Borrower any surplus in the Bond Fund and any balance remaining in the Project Fund, shall transfer and assign to the Borrower all property then held by the Trustee and shall, unless otherwise specifically provided for herein, execute such documents as may be reasonably required by the Issuer or the Borrower to evidence said transfer and assignment.

                                   ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

     Section 1401. Covenants of Issuer to Bind its Successors. In the event of the dissolution of the Issuer, all of the covenants, stipulations, obligations and agreements contained in this Indenture by or on behalf of or for the benefit of the Issuer shall bind or inure to the benefit of the successor or successors of the Issuer from time to time and any officer, board, commission, authority, agency or instrumentality to whom or to which any power or duty affecting such covenants, stipulations, obligations and agreements shall be transferred by or in accordance with law, and the word "Issuer" as used in this Indenture shall include such successor or successors.

     Section 1402. Notices. Any notice, demand, direction, request or other instrument authorized or required by this Indenture to be given to or filed with the Issuer, the Trustee or the Borrower shall be in writing and shall be deemed given or filed for all purposes of this Indenture when delivered by hand delivery or mailed by first class, postage prepaid, registered or certified mail, addressed as follows:

                  If to the Issuer,

                  Orange County Industrial Development Authority
                  200 E. Robinson Street, Suite 600
                  Orlando, Florida  32801
                  Attention: Daniel A. Lynch, Secretary

                  If to the Trustee,

                  SunTrust Bank, Central Florida, National Association 225 E. Robinson Street, Suite 250
                  Orlando, FL 32801
                  Attention: Corporate Trust Department

                  or if to any successor Trustee or Co-Trustee, addressed to it at its principal corporate trust office; and

                  If to the Borrower,

                  ELXSI
                  3600 Rio Vista Avenue
                  Orlando, FL 32811
                  Attention: Controller
and if sent by telegraph, telegram report of delivery requested, addressed as above, at the time and date appearing on the report of delivery. A duplicate copy of each notice or other communication given hereunder by either the Issuer or Trustee to the other shall also be given to the Borrower.

     All documents received by the Trustee under the provisions of this Indenture, or photographic copies thereof, shall be retained in its possession until this Indenture shall be released in accordance with the provisions of the Indenture, subject at all reasonable times to the inspection of the Issuer and the Bondholders and the agents and representatives thereof.

     The Issuer, the Trustee and the Borrower may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

     Section 1403. Trustee as Paying Agent and Bond Registrar. The Trustee is hereby designated and agrees to act as paying agent and Bond Registrar for and in respect of the Bonds.

     Section 1404. Rights Under Indenture. Except as herein otherwise expressly provided, nothing in this Indenture expressed or implied is intended or shall be construed to confer upon any Person other than the parties hereto, the Borrower and the holders of the Bonds issued under and secured by this Indenture any right, remedy or claim, legal or equitable, under or by reason of this Indenture or any provision hereof, this Indenture and all its provisions being intended to be and being for the sole and exclusive benefit of the parties hereto, the Borrower and the holders from time to time of the Bonds issued hereunder.

     Section 1405. Form of Certificates and Opinions. Except as otherwise provided in this Indenture, any request, notice, certificate or other instrument from the Issuer or the Borrower to the Trustee shall be deemed to have been signed by the proper party or parties if signed by the Issuer Representative or the Borrower Representative, respectively, and the Trustee may accept and rely upon a certificate signed by the Issuer Representative as to any action taken by the Issuer and by the Borrower Representative as to any action taken by the Borrower.

     Section 1406. Severability. In case any one or more of the provisions of this Indenture or of the Bonds issued hereunder shall for any reason be held to be illegal or invalid, such illegality or invalidity shall not affect any other provisions of this Indenture or of the Bonds, but this Indenture and the Bonds shall be construed and enforced as if such illegal or invalid provision had not been contained therein. In case any covenant, stipulation, obligation or agreement of the Issuer contained in the Bonds or in this Indenture shall for any reason be held to be in violation of law, then such covenant, stipulation, obligation or agreement shall be deemed to be the covenant, stipulation, obligation or agreement of the Issuer to the full extent permitted by law.

     Section 1407. Covenants of Issuer Not Covenants of Officials Individually. All covenants, stipulations, obligations and agreements of the Issuer contained in this Indenture shall be deemed to be covenants, stipulations, obligations and agreements of the Issuer to the full extent permitted by the Constitution and laws of the State. No covenant, stipulation, obligation or agreement contained herein shall be deemed to be a covenant, stipulation, obligation or agreement of any present or future member, officer, agent or employee of the Issuer in his individual capacity, and neither the members of the Issuer nor any other officer of the Issuer executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof. No member of the Issuer and no officer, agent or employee of the Issuer shall incur any personal liability in acting or proceeding or in not acting or not proceeding, in good faith, reasonably and in accordance with the terms of this Indenture.

     Section 1408. Florida Law Governs. his Indenture shall be governed by and construed in accordance with the laws of the State.

     Section 1409. If Payment or Performance Date is not a Business Day. If the specified or last date for the making of any payment, the performance of any act or the exercising of any right, as provided in this Indenture, shall be a day which is not a Business Day, such payment may be made or act performed or right exercised on the next succeeding Business Day; provided that interest shall accrue during any such period during which payment shall not occur.

     Section 1410. Execution in Counterparts. This Indenture may be executed in multiple counterparts, each of which shall be regarded for all purposes as an original and such counterparts shall constitute but one and the same instrument, and no one counterpart of which need be executed by all parties.

     IN WITNESS WHEREOF, the Issuer, has caused this Trust Indenture to be executed in its name and on its behalf by the Chairman or Vice Chairman of the Issuer and attested by the Secretary or Assistant Secretary of the Issuer; and the Trustee has caused this Trust Indenture to be executed by a responsible and duly authorized officer, all as of the date and year first above written.


                                     ORANGE COUNTY INDUSTRIAL
                                     DEVELOPMENT AUTHORITY


                                     By:
                                        ---------------------------------------
                                     Name:   David A. Winters
                                     Title:  Vice Chairman of the Orange County
                                             Industrial Development Authority



                                     Attest:


                                     -------------------------------------------
                                     Name:   Daniel A. Lynch
                                     Title:  Secretary of the Orange County
                                             Industrial Development Authority


                                     (SEAL)

                                     SUNTRUST BANK, CENTRAL FLORIDA,
                                     NATIONAL ASSOCIATION, as Trustee


                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                   EXHIBIT "A"
                                 [Form of Bond]

                            United States of America
                                State of Florida

                 ORANGE COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY,
                       INDUSTRIAL DEVELOPMENT REVENUE BOND
                          (ELXSI Project), Series 1997


No. R-                                                                $2,500,000

     The Orange County Industrial Development Authority (hereinafter called the "Issuer"), a public body corporate and politic duly created and existing under and by virtue of the Constitution and laws of the State of Florida, for value received, hereby promises to pay, solely from the special fund provided therefor as hereinafter set forth, to Bank of America National Trust and Savings Association or registered assigns, the principal sum of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000), or so much thereof as has been paid and advanced pursuant to the Bond Purchase Agreement (as defined in the Loan Agreement) and remains unpaid, such principal being payable in one hundred eighty (180) equal consecutive monthly installments in the amount of $13,888.69 each (or such lesser pro rata amount thereof if the full amount of said principal sum has not been advanced), commencing on October 1, 1997 and continuing on the first day of each calendar month thereafter, with a final installment in the amount of the remaining unpaid principal balance hereunder due and payable on September 1, 2012, and to pay, solely from said special fund, interest thereon from the date hereof at the rate per annum equal to the Taxable Rate or Tax-Exempt Rate, both as defined in the Indenture (defined below), as applicable. Interest shall initially accrue at the Taxable Rate, but may be converted to the Tax-Exempt Rate upon compliance with Section 210 of the Indenture. While this Bond bears interest at the Tax-Exempt Rate, the rate of interest charged is subject to adjustment upon a Determination of Taxability and as further set forth below. Until the entire principal amount of this Bond shall have been paid in full, interest shall be payable monthly on the first day of each calendar month commencing October 1, 1997. The principal of, premium, if any, and interest on this Bond are payable in immediately available funds in any coin or currency of the United States of America which on the respective dates of payment thereof shall be legal tender for the payment of public and private debts, solely from said special fund, to the registered owner hereof at its address as it appears on the registration books of SunTrust Bank, Central Florida, National Association, Bond Registrar.

     If at any time after the date of original issue of the Bonds and so long as the Bonds bear interest at the Tax-Exempt Rate, there should be any change in the maximum marginal statutory rate of Federal income tax applicable to the taxable income of the holder hereof (the "Bank Tax Rate"), then the Tax-Exempt Rate, for so long as there shall not have occurred a Determination of Taxability, shall be adjusted, effective as of the effective date of any such change in the Bank Tax


                            Page 1 of 7 Exhibit "A"

Rate, by multiplying the Tax-Exempt Rate by a fraction, the denominator of which is one hundred percent (100%) minus the Bank Tax Rate in effect on the date hereof and the numerator of which is one hundred percent (100%) minus the Bank Tax Rate after giving effect to such change.

     The interest rate on the Bonds is subject to further adjustment as provided in the Indenture.

     This Bond is secured, to the extent provided in the Indenture referred to below, solely by a pledge of the revenues and receipts derived by the Issuer pursuant to the Loan Agreement, by an assignment of the rights of the Issuer under the Loan Agreement and by the other security referred to herein. This Bond and the interest payments becoming due hereon are limited obligations of the Issuer payable solely from the revenues and receipts derived by the Issuer pursuant to the Loan Agreement, the Note (defined below), the Mortgage (defined below) and the Security Agreement (defined below), and do not and shall never constitute an indebtedness of the Issuer within the meaning of any constitutional provision or statutory limitation and do not and shall never constitute or give rise to a pecuniary liability of the Issuer or a charge against its general credit or taxing power. The full faith, credit and taxing power of the Issuer are not pledged for the payment of the principal or interest on this Bond.

     This Bond is one of the Bonds of a duly authorized issue of industrial development revenue bonds of the Issuer in the aggregate maximum principal amount of $2,500,000.00 known as "Orange County Industrial Development Authority, Industrial Development Revenue Bonds (ELXSI Project), Series 1997", and is dated as of its date of delivery. The Bonds have been issued for the purpose of paying part or all of the Cost of the Acquisition of the Project (as defined in the Loan Agreement).

         This Bond is issued under and pursuant to a Trust Indenture dated as of September 24, 1997 (said Trust Indenture, together with all such supplements and amendments thereto as therein permitted, being herein called the "Indenture"), by and between the Issuer and SunTrust Bank, Central Florida, National Association, as Trustee (said banking institution and any successor trustee or co-trustee under the Indenture being herein called the "Trustee"). An executed counterpart of the Indenture, the Loan Agreement, the Note, the Mortgage and the Security Agreement are on file at the principal corporate trust office of the Trustee. Any capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Indenture and/or the Loan Agreement, as applicable. Reference is hereby made to the Indenture for the provisions, among others, with respect to the custody and application of the proceeds of the Bonds, the collection and disposition of revenues, a description of the funds charged with and pledged to the payment of the principal of and interest on the Bonds and any other amounts payable under the Bonds, the nature and extent of the security for the Bonds, the terms and conditions under which the Bonds are or may be issued, the rights, duties and obligations of the Issuer and of the Trustee and the rights of the holders of the Bonds, and, by the acceptance of this Bond, the holder hereof assents to all of the provisions of the Indenture.

     The Issuer has entered into a Loan Agreement dated as of September 24, 1997 (said Loan


                            Page 2 of 7 Exhibit "A"

Agreement, together with all such supplements and amendments thereto as therein permitted, being herein called the "Loan Agreement"), with ELXSI (herein called the "Borrower"), under which the Issuer has agreed to lend to the Borrower the proceeds of the Bonds, and in consideration and as evidence of the loan, the Borrower has agreed to issue its promissory note (the "Note") in a principal amount, payable in installments, bearing interest at rates and payable at time corresponding to the principal amount of, installments of principal of, interest rates on and due dates of the Bonds. The Loan Agreement also provides for the payment by the Borrower of certain fees and expenses of the Issuer and the Trustee, and the Loan Agreement further obligates the Borrower to pay the cost of maintaining the Plant in good repair in all material respects and keeping the same insured.

     The Borrower has entered into a Mortgage and Security Agreement dated as of September 24, 1997 (the "Mortgage"), whereby the Borrower has conveyed to the Issuer a lien upon the land upon which the Project will be located, all additions, modifications and improvements thereto and all fixtures and personal property located thereon, including without limitation, all equipment used in the operations thereat, for the benefit of the Issuer.

     The Borrower has entered into a Security Agreement, dated as of September 24, 1997 (the "Security Agreement"), with the Issuer whereby the Borrower has pledged to the Issuer a security interest in certain collateral of the Borrower for the benefit of the Issuer and as security for the Bonds and certain other amounts.

     The Borrower has entered into an Environmental Indemnification Agreement dated as of September 24, 1997 (the "Environmental Agreement") whereby the Borrower has agreed to indemnify the Issuer and the Trustee under certain circumstances.

     Pursuant to the Indenture, the Issuer has, for the benefit of the holders of the Bonds, endorsed without recourse and pledged the Note, and assigned the Issuer's rights under the Loan Agreement (subject to the reservation of certain rights of the Issuer under the Loan Agreement, including its rights to notices, payment of certain expenses and indemnity), the Mortgage (subject to the reservation of certain rights of the Issuer under the Mortgage, including its rights to notices and payment of certain expenses), the Security Agreement, the Environmental Agreement, and all moneys and securities in the Bond Fund created under the Indenture (the "Bond Fund"), and until applied in payment of any item of the Cost of Acquisition of the Project (as defined in the Loan Agreement) in accordance with Section 402 of the Indenture and with the Loan Agreement or otherwise applied as permitted in the Indenture, all moneys and securities in the Project Fund created under the Indenture, to the Trustee in trust. All payments on the Note are to be deposited with the Trustee to the credit of the Bond Fund.

     ELXSI Corporation, a Delaware corporation, (the "Guarantor") has entered into a Guaranty Agreement, dated as of September 24, 1997 (the "Guaranty"), with the Bondholder pursuant to which the Corporate Guarantor has unconditionally and irrevocably guaranteed, inter alia, the full and timely payment of principal of, premium, if any, and interest on the Bonds.


                            Page 3 of 7 Exhibit "A"

     This Bond is subject to redemption in whole or in part at the option of the Borrower at any time upon the optional prepayment by the Borrower of all or a portion of the unpaid balance of the payments to be made pursuant to the Note, together with all accrued interest thereon and prepayment premium, in accordance with and subject to the provisions of Section 10.1 of the Loan Agreement. If all of the Bonds shall be called for redemption, the redemption payment shall be applied to the payment of all of the unpaid installments of principal payable on the Bonds, to interest accrued thereon to the date of redemption and to prepayment premium. If less than all of the Bonds shall be called for redemption, the redemption payment shall be applied to the payment of the unpaid installments of principal on the Bonds in inverse order of their maturities, to interest accrued on the date of redemption and to prepayment premium; provided, however, in the event there exists on the date of any such partial redemption more than one Bond, such redemption payment shall be applied ratably to the outstanding Bonds.

     This Bond is further subject to mandatory redemption upon the occurrence of a Determination of Taxability (as defined in the Loan Agreement) or a Cessation of Operation (as defined in the Loan Agreement) or upon the election of the Bondholder to tender the Bonds on or after June 30, 1999, all in accordance with the Loan Agreement and the Indenture.

     Said redemption price shall also include any expenses of redemption and fees and expenses of the Trustee.

     This Bond is further subject to optional or mandatory redemption in whole or in part at any time (a) with funds available in the Project Fund following substantial completion of portions of the Project, and (b) by the application of certain insurance proceeds upon damage or destruction of the Project, of certain proceeds of condemnation awards, and of certain proceeds from the sale or other disposition of property, including the Project, as provided in the Loan Agreement, the Mortgage and the Security Agreement.

     Any such redemption, whether in whole or in part, shall be made upon at least twenty (20) days' prior notice by mailing to the registered owner of this Bond at its address as its appears on the registration books kept by the Trustee as Bond Registrar (other than redemptions from funds transferred from the Project Fund following substantial completion of portions of the Project, which redemption may be effected without, or with shorter, notice), and shall be made in the manner and under the terms and conditions provided in the Indenture; provided, however, that failure to give such notice or any defect therein shall not affect the validity of any proceeding for the redemption of this Bond. On the date designated for redemption, this Bond (or portion hereof) shall become and be due and payable at the redemption price provided for redemption of this Bond (or portion hereof) on such date, and, if moneys for payment of the redemption price and the accrued interest shall be held by the Trustee, all as provided in the Indenture, interest on this Bond (or portion hereof) so called for redemption shall cease to accrue, this Bond (or portion hereof) shall cease to be entitled to any benefit or security under the Indenture, and the registered owner hereof shall have no rights in respect of this Bond (or portion hereof) except to receive payment of the redemption price hereof and the accrued interest so held by the Trustee, to receive certain payments upon the occurrence of a Determination of Taxability and to cause the Borrower


                            Page 4 of 7 Exhibit "A"
to make certain payments as provided in Section 4.7 of the Loan Agreement.

     The holder of this Bond shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any event of default under the Indenture, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture.

     In certain events, on the conditions, in the manner and with the effect set forth in the Indenture, the principal of this Bond may become or may be declared due and payable before the stated maturity hereof, together with the interest accrued hereon. Interest on overdue installments of principal and interest shall accrue hereunder from the due date thereof to the date of payment thereof at the Overdue Rate as set forth in the Indenture.

     Modifications or alterations of the Loan Agreement, the Note, the Mortgage, the Security Agreement, the Environmental Agreement, and the Indenture and any supplement or amendment thereto may be made only to the extent and in the circumstances permitted by the Indenture and may be made in certain cases without the consent of the holders of the Bonds.

     Anything herein or in the Indenture to the contrary notwithstanding, the obligations of the Issuer hereunder shall be subject to the limitation that payment of interest to the holder of this Bond shall not be required to the extent that receipt of any such payment by the holder of this Bond would be contrary to the provisions of law applicable to such holder which limit the maximum rate of interest which may be charged or collected by such holder.

     The transfer of this Bond may be registered by the registered owner hereof in person or by his attorney-in-fact at the principal office of the Trustee as Bond Registrar, its successors and assigns, but only in the manner and subject to the limitations and conditions provided in the Indenture. Upon any such registration of transfer, the Issuer shall execute and the Trustee shall deliver in exchange for this Bond a new registered Bond or Bonds without coupons, registered in the name of the transferee or transferees, in denominations authorized by the Indenture and in the aggregate amount equal to the principal amount of this Bond, of the same maturity and bearing interest at the same rate.

     THIS BOND SHALL NOT BE OR CONSTITUTE A DEBT, LIABILITY OR OBLIGATION OF THE ISSUER, ORANGE COUNTY, OR OF THE STATE OF FLORIDA OR OF ANY POLITICAL SUBDIVISION THEREOF, AND THE ISSUER SHALL NOT BE OBLIGATED TO PAY THIS BOND OR THE INTEREST OR PREMIUM, IF ANY, HEREON EXCEPT FROM THE REVENUES AND PROCEEDS PLEDGED THEREFOR; NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE ISSUER, ORANGE COUNTY, OR OF THE STATE OF FLORIDA OR OF ANY POLITICAL
SUBDIVISION THEREOF IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF OR THE INTEREST OR PREMIUM, IF ANY, HEREON, AND THE HOLDER OF THIS BOND SHALL NOT HAVE ANY RIGHT TO COMPEL ANY EXERCISE OF THE TAXING POWER OF THE ISSUER OR OF THE STATE OF FLORIDA OR ANY POLITICAL SUBDIVISION


                            Page 5 of 7 Exhibit "A"

THEREOF TO AND FOR SUCH PAYMENT.

     NO COVENANT OR AGREEMENT CONTAINED IN THIS BOND OR IN THE INDENTURE SHALL BE DEEMED TO BE A COVENANT OR AGREEMENT OF ANY MEMBER OF THE GOVERNING BODY OF THE ISSUER, OR ANY OFFICER, AGENT OR EMPLOYEE OF THE ISSUER IN HIS INDIVIDUAL CAPACITY, AND NEITHER ANY SUCH MEMBER NOR ANY SUCH OFFICER EXECUTING THIS BOND SHALL BE LIABLE PERSONALLY ON THIS BOND OR BE SUBJECT TO ANY PERSONAL LIABILITY OR ACCOUNTABILITY BY REASON OF THE ISSUANCE OF THIS BOND.

     This Bond shall be governed by and construed in accordance with the laws of the State of Florida. This Bond has all the qualities and incidents, including negotiability, of investment securities under the Uniform Commercial Code of the State of Florida.

     All acts, conditions and things required to happen, exist and be performed precedent to and in the issuance of this Bond and the execution of the Indenture have happened, exist and have been performed as so required, and neither this Bond nor the issue of which it forms a part exceeds any debt or other limit prescribed by the Constitution or Statutes of the State of Florida.

     This Bond shall not be entitled to any benefit under the Indenture or be valid or become obligatory for any purpose until this Bond shall have been authenticated by the manual signature of a duly authorized officer of the Trustee on the Trustee's Certificate of Authentication hereon.

     IN WITNESS WHEREOF, the Issuer has caused this Bond to be executed with the manual signature of its Chairman or Vice Chairman and its official seal to be impressed hereon and attested by its Secretary or Assistant Secretary, all as of the 24th day of September, 1997.

                                   ORANGE COUNTY INDUSTRIAL
                                   DEVELOPMENT AUTHORITY


                                   By:
                                      ------------------------------------
[SEAL]                             Name:  Joanie Schirm
                                          Chairman of the Orange County
                                          Industrial Development Authority
ATTEST:


By:
   ---------------------------------
Name: Daniel A. Lynch, Secretary of
      the Orange County Industrial
      Development Authority


                            Page 6 of 7 Exhibit "A"

                          CERTIFICATE OF AUTHENTICATION

     This  Bond  is  one  of  the  Bonds  of  the  series   designated   in  the
within-mentioned Indenture and is issued under the provisions of the Indenture.


                         SUNTRUST BANK, CENTRAL FLORIDA,
                        NATIONAL ASSOCIATION, as Trustee


                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------



                            Page 7 of 7 Exhibit "A"

                                   EXHIBIT "B"

$                                                                     No.
 -------------------                                                     -------


                           REQUISITION AND CERTIFICATE


                                                                         , 199
                                                          ----------- ---     --


SunTrust Bank, Central Florida,
  National Association, as Trustee
225 E. Robinson Street, Suite 250
Orlando, FL 32801
Attention:  Corporate Trust Department

         Re: $2,500,000 Orange County Industrial Development Authority, Industrial Development Revenue Bonds (ELXSI Project), Series 1997

Sirs:

     On behalf of ELXSI (the "Borrower"), I hereby requisition, from the funds representing the proceeds of the sale of the Industrial Development Revenue Bonds (ELXSI Project), Series 1997 issued by Orange County Industrial Development Authority (the "Issuer"), and dated September 24, 1997 (the
"Bonds"), which funds are held by you in the Orange County Industrial Development Authority, Industrial Development Revenue Bonds (ELXSI Project), Series 1997 Project Fund in accordance with the Trust Indenture, dated as of September 24, 1997 (the "Indenture"), between the Issuer and you, the sum of $_______________ from the Project Fund to make payment to those payees and in those amounts set forth on Schedule A attached hereto. The amount requisitioned hereby is presumed to be paid first from the proceeds of said Bonds (and to be paid from investment earnings thereon only after requisition of all of said proceeds).

     I hereby  certify  that (a) the  obligation  to make  such  payment(s)  was incurred after April 18, 1997, by the Borrower in connection with the Acquisition (as defined in the Loan Agreement, of even date with the Indenture, between the Issuer and the Borrower, hereinafter referred to as the "Loan Agreement") of the Project (referred to in the Loan Agreement), is a proper charge against the Cost of Acquisition of the Project (as defined in the Loan Agreement), and has not been the basis for any prior requisition which has been paid; (b) neither the Borrower nor, to the best of the Borrower's knowledge, the Issuer has received written notice of any lien, right to lien or attachment upon, or claim affecting the right of any such payee to receive payment of, any of the money payable under this requisition to any of said payees named on Schedule A attached hereto, or if any notice of any such lien, attachment or claim has been received, such lien, attachment or claim either has been released or discharged or will be released or discharged upon payment of this requisition; (c) this requisition contains no items representing payment on account


                            Page 1 of 3 Exhibit "B"
of any retained percentages which you or the Issuer are entitled to retain at this date; (d) the payment of this requisition will not result in less than ninety-five percent (95%) of the net proceeds of the Bonds to be expended under this requisition and under all prior requisitions having been used for the acquisition, construction, reconstruction or improvement of land or property of a character subject to the allowance for depreciation within the meaning of
Section 144(a)(1) of the Internal Revenue Code of 1986, as amended, (e) no Event of Default (as defined in the Loan Agreement) or event or default which after notice or lapse of time or both would constitute such an Event of Default has occurred and not been waived; and (f) the amount requisitioned hereby is being expended in a manner consistent in all material respects with the representations, warranties and covenants of the Borrower set forth in the Loan Agreement and the Borrower's Tax Compliance Certificate.

     [The following paragraph is to be completed when any requisition and certificate includes any item for payment of machinery, equipment and other personal property]

     Attached hereto is a true and correct listing (including serial numbers, if applicable, or other appropriate identification) of all items of machinery, equipment and other personal property for which payment is requested hereunder.

     [The following paragraph is to be completed when any requisition and certificate includes any item for payment for labor or to contractors, builders or materialmen.]

     I hereby certify that insofar as the amount covered by the above requisition includes payments to be made for labor or to contractors, builders or materialmen, including payment for equipment, materials or supplies, in connection with the Acquisition of the Project, (i) all obligations to make such payments have been properly incurred, (ii) any such labor was actually performed and any such equipment, materials or supplies were actually furnished or installed in or about the Project and are a proper charge against the Cost of Acquisition of the Project, and (iii) such equipment, materials or supplies either are not subject to any lien or security interest or, if the same are so subject, such lien or security interest will be released or discharged upon payment of this requisition.

                                            ----------------------------------
                                            Authorized Borrower Representative


                          Requisite Bondholder Approval

     The Bondholder hereby approves and authorizes disbursement according to the above Requisition.


                           By:
                              --------------------------
                           Name:
                                ------------------------


                            Page 2 of 3 Exhibit "B"

                           Title:
                                 -----------------------






                            Page 3 of 3 Exhibit "B"

                                   SCHEDULE A

                           LIST OF PAYEES AND AMOUNTS


         Name of Payee                               Amount



                            Page 4 of 3 Exhibit "B"

                                   EXHIBIT "C"

                          Description of Real Property


     Lots 1 through 12, Block M and all of Block N lying North and West of Interstate 4, PLAT OF WOODHAVEN, as recorded in Plat Book J, Page 127, Public Records of Orange County, Florida.

                                   EXHIBIT "D"

                          Form of Investor Certificate


     The undersigned Investor (the "Purchaser") hereby certifies in connection with the purchase by it of the Orange County Industrial Development Authority Industrial Development Revenue Bonds, (ELXSI Project), Series 1997 (the "Bond") as follows:

     1. The Purchaser is an "accredited investor" as defined in Regulation D or a "qualified institutional buyer" as defined in Rule 144A as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended ("Qualified Purchaser").

     2. The Purchaser has conducted its own independent investigation of, with full opportunities to ask questions of and receive answers from representatives of the parties involved with the Bonds, the documents, the Project and the transactions relating thereto.

     3. The Purchaser is able to bear the economic risk of the investment and understands and acknowledges that the Bond may be sold, transferred or otherwise disposed of only to another investor who is a Qualified Purchaser and executes an Investor Certificate substantially the same as this Investor Certificate, that the Bond will bear a legend reflecting this limitation, and that any sale or disposition of all or any portion of the Bond must be in compliance with applicable federal and state securities laws.

     4. The Purchaser hereby expressly waives any right to receive any information from the Orange County Industrial Development Authority (the "Issuer") and relieves the Issuer and its agents and representatives of any liability for failure to provide such information. The Purchaser understands that the holder of the Bond has no right to demand payment from the Issuer from any sources other than that described in the Bond.

     5. The individuals executing this Certificate have been duly authorized to execute and deliver this Certificate on behalf of the Purchaser.

         Dated this       day of               ,      .
                   -----         --------------  -----


                                             Investor


                                             By:
                                                --------------------------------
Date:
     ------------------------